                                                                       EXHIBIT 2


                                                                  EXECUTION COPY






                           PURCHASE AND SALE AGREEMENT

                            DATED AS OF JULY 7, 2003

                                      AMONG

                      TRAK INTERNATIONAL, INC., AS SELLER,

                           TEXTRON INC., AS GUARANTOR,

                   JLG ACQUISITION CORPORATION, AS PURCHASER,

                                       AND

                              JLG INDUSTRIES, INC.









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                                TABLE OF CONTENTS


ARTICLE I Purchase and Sale.......................................................................................1
   1.1.     Purchased Assets......................................................................................1
   1.2.     Excluded Assets.......................................................................................3
ARTICLE II Liabilities............................................................................................5
   2.1.     Assumption of Liabilities.............................................................................5
   2.2.     Retained Liabilities..................................................................................6
ARTICLE III Purchase Price........................................................................................7
   3.1.     Purchase Price........................................................................................7
   3.2.     Payment of Purchase Price.............................................................................8
ARTICLE IV Determination and Allocation of Adjusted  Purchase Price...............................................8
   4.1.     Closing Statement of Net Assets Acquired..............................................................8
   4.2.     Review of Closing Statement of Net Assets Acquired....................................................8
   4.3.     Cooperation...........................................................................................9
   4.4.     Settlement of Adjusted Purchase Price................................................................10
   4.5.     Allocation of Purchase Price.........................................................................10
ARTICLE V Closing Matters........................................................................................10
   5.1.     The Closing..........................................................................................10
ARTICLE VI Transfer After the Closing............................................................................11
   6.1.     Further Instruments and Actions......................................................................11
   6.2.     Purchased Assets Requiring Consents..................................................................12
   6.3.     Novation of U.S. Government Contracts................................................................13
ARTICLE VII Actions Prior to Closing.............................................................................14
   7.1.     Obtaining of Consents................................................................................14
   7.2.     Actions of Seller and Conduct of Business............................................................15
   7.3.     Actions of Purchaser.................................................................................17
   7.4.     Public Announcements.................................................................................17
   7.5.     Remarketing Agreement................................................................................17
   7.6.     Access and Information; Additional Disclosure........................................................17
ARTICLE VIII Representations and Warranties of Seller............................................................18
   8.1.     Organization and Authority...........................................................................18
   8.2.     Corporate Action; No Conflict; Consent and Approval..................................................18
   8.3.     Reference Statement of Net Assets Acquired; Absence of Changes.......................................19
   8.4.     Real Property........................................................................................20
   8.5.     Purchased Assets.....................................................................................21
   8.6.     Contracts............................................................................................21
   8.7.     Litigation...........................................................................................22
   8.8.     Compliance with Law..................................................................................22
   8.9.     Employees and Employee Benefit Plans.................................................................22
   8.10.       Intellectual Property Rights......................................................................24
   8.11.       Environmental Matters.............................................................................27
   8.12.       Tax Matters.......................................................................................27
   8.13.       Labor Matters.....................................................................................27
   8.14.       Used Equipment....................................................................................28
   8.15.       Insurance.........................................................................................28




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


   8.16.       Customers and Suppliers...........................................................................28
   8.17.       Product or Service Liability......................................................................28
   8.18.       Permits...........................................................................................28
   8.19.       Brokers...........................................................................................29
   8.20.       Product Warranties................................................................................29
ARTICLE IX Representations and Warranties of Purchaser...........................................................29
   9.1.     Organization and Authority...........................................................................29
   9.2.     Corporate Action; No Conflict; Consent and Approval..................................................29
   9.3.     Brokers..............................................................................................30
   9.4.     Funding of Purchase Price............................................................................30
ARTICLE X Conditions to Obligations of Purchaser.................................................................30
   10.1.       Representations and Warranties....................................................................30
   10.2.       Covenants; Adverse Change.........................................................................31
   10.3.       Officer's Certificate.............................................................................31
   10.4.       No Injunction.....................................................................................32
   10.5.       Consents; Permits.................................................................................32
   10.6.       Certain Other Closing Documents...................................................................32
   10.7.       Certificate of Good Standing......................................................................32
   10.8.       Receipt...........................................................................................33
   10.9.       Governmental Approvals............................................................................33

ARTICLE XI Conditions to Obligations of Seller...................................................................33
   11.1.       Representations and Warranties....................................................................33
   11.2.       Covenants.........................................................................................33
   11.3.       Officer's Certificate.............................................................................33
   11.4.       No Injunction.....................................................................................33
   11.5.       Certificate of Good Standing......................................................................34
   11.6.       Certain Other Closing Documents...................................................................34
   11.7.       Governmental Approvals............................................................................34
ARTICLE XII Employee Matters.....................................................................................34
   12.1.       Scope of Section..................................................................................34
   12.2.       Employment Status.................................................................................34
   12.3.       Former Employees..................................................................................35
   12.4.       Defined Contribution Plans........................................................................35
   12.5.       Union Contract(s).................................................................................35
   12.6.       Vacation and WARN Act Liability...................................................................35
   12.7.       Health Care Continuation Coverage.................................................................36
   12.8.       Welfare Benefit Plans - Interim Services..........................................................36
   12.9.       Wage and Tax Reporting............................................................................37
   12.10.      Worker's Compensation Claims......................................................................37
   12.11.      Long-Term Incentive Compensation..................................................................37
   12.12.      Retention Agreements..............................................................................37
ARTICLE XIII Obligations After Closing...........................................................................37
   13.1.       Non-Competition...................................................................................37
   13.2.       Access............................................................................................38
   13.3.       Tax Matters.......................................................................................38




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


   13.4.       Ownership of the Business; Use of Purchased Records...............................................40
   13.5.       Further Assurances................................................................................40
   13.6.       Guarantee.........................................................................................40
   13.7.       Former Product Lines..............................................................................40
   13.8.       Post-Closing Payments.............................................................................40
   13.9.       Post-Closing Assistance...........................................................................41
   13.10.      TFC Matters.......................................................................................41
ARTICLE XIV Notices..............................................................................................42
ARTICLE XV Cooperation...........................................................................................42
   15.1.       Cooperation by Purchaser..........................................................................42
   15.2.       Cooperation by Seller.............................................................................42
   15.3.       Cooperation on Tax, Accounting and Other Matters..................................................43
ARTICLE XVI Indemnification......................................................................................43
   16.1.       Indemnification by Seller.........................................................................43
   16.2.       Indemnification by Purchaser......................................................................44
   16.3.       Environmental Procedures..........................................................................44
   16.4.       Indemnification Procedure.........................................................................46
   16.5.       Calculation of Losses.............................................................................47
   16.6.       Indemnity Payments................................................................................48
   16.7.       Closing Statement Claims Not Losses...............................................................48
   16.8.       Expiration........................................................................................48
ARTICLE XVII Textron and JLG Representations and Warranties; Guaranties..........................................48
   17.1.       Representations and Warranties of Guarantor.......................................................48
   17.2.       Textron Guaranty..................................................................................49
   17.3.       Representations and Warranties of JLG.............................................................50
   17.4.       JLG Guaranty......................................................................................51
ARTICLE XVIII Termination........................................................................................52
   18.1.       Termination.......................................................................................52
   18.2.       Procedure and Effect of Termination...............................................................53
ARTICLE XIX Miscellaneous........................................................................................53
   19.1.       Bulk Sales Act....................................................................................53
   19.2.       Expenses..........................................................................................53
   19.3.       Binding Agreement.................................................................................53
   19.4.       Entire Agreement..................................................................................54
   19.5.       Governing Law.....................................................................................54
   19.6.       No Rights of Third Parties........................................................................54
   19.7.       Counterparts......................................................................................54
   19.8.       Headings; Table of Contents.......................................................................54
   19.9.       Meaning of "Knowledge of Seller"..................................................................54
   19.10.      Survival..........................................................................................54
   19.11.      Limitation of Liability...........................................................................54
   19.12.      Disclosure........................................................................................55
   19.13.      Oakes, North Dakota Industrial Revenue Development Bonds..........................................55



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List of Schedules and Exhibits

Schedule 1.1(a)(ii) - Leases
Schedule 1.2(c) - Excluded Assets and Contracts
Schedule 1.2(i) - Retained Real Estate Interests
Schedule 1.2(l) - Shared and Insignificant Assets
Schedule 2.1(n) - Guaranteed Letter of Credit Obligations
Schedule 2.1(o) - Finance and Lease Transaction Liabilities
Schedule 2.2(k) - Liabilities to Affiliates of Seller
Schedule 5.1(c)(ii) - Vehicles and Titled Assets
Schedule 6.3(a) - Government Contracts
Schedule 7.1(c) - AT&T Equipment
Schedule 7.2(c)(ii) - Planned Closures
Schedule 7.2(c)(xii) - Capital Expenditures
Schedule 7.6(a) - Personnel Permitted Access
Schedule 8.2(a) - Conflicts
Schedule 8.2(b) - Seller Consents
Schedule 8.3(a) - Reference Statement of Net Assets Acquired; Income Statement;
                    Accounting Policies
Schedule 8.3(b) - Changes
Schedule 8.4(a)(i) - Owned Real Property
Schedule 8.4(b) - Lease Exceptions
Schedule 8.5 - Title; Locations
Schedule 8.6 - Material Contracts
Schedule 8.7 - Litigation
Schedule 8.8 - Compliance with Law
Schedule 8.9(a) - Employees
Schedule 8.9(b) - Plans
Schedule 8.10 - Intellectual Property
Schedule 8.10(a) - Owned Intellectual Property
Schedule 8.11 - Environmental Matters
Schedule 8.12 - Tax Matters
Schedule 8.13 - Labor Matters
Schedule 8.14 - Used Equipment
Schedule 8.15 - Insurance
Schedule 8.17 - Recalls, etc.
Schedule 8.18 - Permits
Schedule 8.20 - Product Warranties
Schedule 9.2(b) - Purchaser Consents
Schedule 10.5 - Consents, etc.
Schedule 12.2 - Employment Status
Schedule 12.3 - Assumed Liabilities for Former Employees
Schedule 12.6(c) - Insurance Coverage; Medical and Dental Benefits
Schedule 12.12 - Retention Agreements
Schedule 13.8 - Post-Closing Payments
Schedule 17.1(b)(i) - Guarantor Conflicts



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Schedule 17.1(b)(ii) - Guarantor Consents
Schedule 17.3(b)(i) - JLG Conflicts
Schedule 17.3(b)(ii) - JLG Consents

Exhibit A - Defined Terms
Exhibit B - Form of Intellectual Property License Agreement
Exhibit C - Form of Promissory Note
Exhibit D - Form of Real Property Lease



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



                           PURCHASE AND SALE AGREEMENT

                  PURCHASE AND SALE AGREEMENT, dated as of July 7, 2003 ("Agreement"), by and among TRAK International, Inc., a Delaware corporation, having its principal place of business at 40 Westminster Street, Providence, Rhode Island 02903 ("Seller"), Textron Inc., a Delaware corporation, having its principal place of business at 40 Westminster Street, Providence, Rhode Island 02903 ("Guarantor"), JLG Acquisition Corporation, a Delaware corporation, having its principal place of business at 13224 Fountainhead Plaza, Hagerstown, Maryland 21742-2678 ("Purchaser"), and JLG Industries, Inc., a Pennsylvania corporation, having its executive offices at 13224 Fountainhead Plaza, Hagerstown, Maryland 21742-2678 ("JLG").

                  WHEREAS, Seller is engaged in the design, manufacture and sale of telescopic material handlers and related parts and services marketed and sold by Seller principally under the Sky Trak and Lull brand names (the "Business");

                  WHEREAS, on the terms and conditions hereinafter set forth, Seller desires to sell or to cause to be sold to Purchaser, and Purchaser desires to purchase from Seller, subject to the assumption by Purchaser of the Assumed Liabilities, all of the assets and properties used in, held for use in, or otherwise relating to, the Business as a going concern, other than the Excluded Assets; and

                  WHEREAS, capitalized terms used but not defined in this Agreement shall have the meaning ascribed thereto in Exhibit A hereto.

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

         1.1. Purchased Assets:

                  (a) On the terms and subject to the conditions set forth in this Agreement, Seller hereby agrees to sell, transfer, convey, assign and deliver to Purchaser, or cause to be sold, transferred, conveyed, assigned and delivered to Purchaser, and Purchaser agrees to purchase from Seller, free and clear of all Encumbrances, all of Seller's right, title and interest in, to and under the assets and properties of every nature, kind and description, whether real, personal or mixed, tangible or intangible, and used in, held for use in, or pertaining to, the Business (other than the Excluded Assets), wherever located, as the same shall exist immediately prior to the Closing (collectively, the "Purchased Assets"), including, without limitation, the following:

                           (i) INTENTIONALLY LEFT BLANK

                           (ii) subject to Section 5.1(d) below, the real
                  property leases listed on Schedule 1.1(a)(ii) (collectively, the "Leases"), together with all of Seller's interest in all of the structures, fixtures and improvements located on the real property covered by such Leases (collectively, the "Leased Real Property"; and, together with the Owned Real Property, the "Real Property");

                           (iii) all machinery and equipment, including, without
                  limitation, all manufacturing, production, maintenance, packaging, testing and other machinery, tooling (including dies and molds) and equipment, rolling stock, vehicles, spare or replacement parts, computer equipment, furniture, fixtures, plant and office equipment, supplies and other tangible personal property;

                           (iv) all inventories, including, without limitation,
                  raw materials, work-in-process, finished goods, component parts, returned goods, stores and supplies, packaging, shipping containers and other materials and including spare parts inventory for the former mini-excavator product line and used equipment including without limitation used Snorkel, mini-excavator, and skid steer loader equipment obtained by the Business through repossession or trade-in (collectively, the "Purchased Inventories");

                           (v) all accounts and notes receivable of any nature
                  whatsoever, including, without limitation, receivables owed to the Business by any Affiliate of Seller (collectively, the "Purchased Receivables");

                           (vi) all prepaid expenses relating to the Assumed
                  Liabilities, including advances, credits and security, utility and other deposits and all insurance policies and related prepaid assets that relate to the Assumed Liabilities to the extent transferable;

                           (vii) subject to Section 1.2(c) and Section 6.2
                  below, all rights in and under all contracts, arrangements, licenses, personal property leases, commitments, purchase orders, sales orders and other agreements, including, without limitation, any right to receive payment for products sold or services rendered, and to receive goods and services, pursuant to such agreements, and to assert claims and take other rightful actions in respect of breaches, defaults and other violations thereof (collectively, the "Assigned Contracts");

                           (viii) subject to Section 1.2(d) and Section 1.2(k)
                  below, all operating records, data and other materials (in any form or medium) maintained by the Business, including, without limitation, all books, records, sales and sales promotional data, advertising materials, customer lists and records, credit information, cost and pricing information, supplier lists and records, catalogs, price lists, correspondence, mailing lists, distribution lists, photographs, production data, engineering records, personnel and payroll records, manufacturing and quality control records and procedures, blueprints, research and development files, records, data and laboratory books, Intellectual Property disclosures, accounting records, plans, specifications, surveys, title policies, property records, sales order files, manuals and other materials related to any of the foregoing items, but excluding such materials related exclusively to Snorkel or



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                  Seller's former skid steer loader product line (collectively, the "Purchased Records");

                           (ix) subject to Section 1.2(g) below, all
                  Intellectual Property owned or used by Seller in the Business, including, but not limited to, the name "OmniQuip" (collectively, the "Purchased Rights");

                           (x) subject to Section 6.2 below, all Permits;

                           (xi) all rights, recoveries, refunds, counterclaims,
                  rights of set-off and other choses in action and Claims (known or unknown, matured or unmatured, accrued or contingent), against third parties or Affiliates, including, without limitation, warranty and other contractual claims (express, implied or otherwise) (collectively, the "Purchased Claims"), other than any of the foregoing which relate solely to the Excluded Assets or Retained Liabilities;

                           (xii) all telephone, telex, pager and telecopier
                  numbers, all website addresses and all listings in all telephone books and directories (in any form or medium);

                           (xiii) all warranties, guarantees and letters of
                  credit received from vendors, suppliers or manufacturers to the extent they relate to the Purchased Assets or Assumed Liabilities;

                           (xiv) all stationery, purchase orders, forms, labels,
                  shipping material, catalogs, brochures, art work, photographs and advertising material (in any form or medium);

                           (xv) all rights, title and interests in and under the
                  Trak International Union 401(k) Savings Plan (the "Union Savings Plan") and the OmniQuip International Inc. 401(k) Savings Plan (the "OmniQuip Savings Plan");

                           (xvi) subject to Section 1.2(l) below, all rights of
                  Seller to use facilities of, or receive goods, services or other support from, any Affiliate of Seller to the extent that such rights are currently used in the Business; and

                           (xvii) all goodwill of the Business.

         1.2. Excluded Assets: There are excepted from the assets and properties of the Business to be sold to Purchaser pursuant to this Agreement and the term "Purchased Assets" does not mean or include the following assets (collectively, the "Excluded Assets"):

                  (a) all cash and Cash Equivalents on hand or on deposit as of the Closing Date of this Agreement;

                  (b) subject to Section 6.2, all federal, state and local Permits relating to the Business to the extent they are not assignable or transferable and are listed on Schedule 8.18;

                  (c) the assets and contracts listed on Schedule 1.2(c);

                  (d) all stock and shareholder records, minute books and stock transfer ledgers of Seller and all Returns of Seller, and all of Seller's equity and other ownership interests in TRAK International Rhode Island Inc.;

                  (e) (i) rights to or claims for refunds, overpayments or rebates of Taxes and other governmental charges for periods ending on or prior to the Closing Date and for any period that includes but does not end on the Closing Date, the pro rata portion of such refund, overpayment or rebate being based on the number of days from the commencement of such period up to and including the Closing Date, and (ii) the benefit of any Tax attributes of Seller, including without limitation the benefit of any net operating loss and Tax credit carryforwards and carrybacks or other Tax credits of Seller;

                  (f) all insurance policies and related prepaid assets other than those that relate to the Assumed Liabilities;

                  (g) the right to use the name "Textron";

                  (h) all rights and interests arising from or relating to financing or leasing transactions entered into prior to the Closing Date involving TFC;

                  (i) all rights and interests, evidenced by contract or otherwise, to use the real estate parcels identified on Schedule 1.2(i) (the "Retained Real Estate Interests");

                  (j) all assets and properties of Seller not exclusively used in, held for use in, or pertaining to, the Business, including without limitation (i) the accounts and notes receivable relating to Snorkel and Seller's former skid steer loader product line, and (ii) any assets and properties, including spare parts inventory, for Snorkel or Seller's former skid steer loader lines, except for used equipment as provided for in Section 1.1(a)(iv);

                  (k) all operating records, data and other materials (in any form or medium) maintained by Seller and relating exclusively to Snorkel or Seller's former skid steer loader product line, including, without limitation, all books, records, sales and sales promotional data, advertising materials, customer lists and records, credit information, cost and pricing information, supplier lists and records, catalogs, price lists, correspondence, mailing lists, distribution lists, photographs, production data, engineering records, personnel and payroll records, manufacturing and quality control records and procedures, blueprints, research and development files, records, data and laboratory books, Intellectual Property disclosures, accounting records, plans, specifications, surveys, title policies, property records, sales order files, manuals and other materials related to any of the foregoing items;

                  (l) such other assets or rights of Seller as are shared with any Affiliate of Seller and not used exclusively in the Business, to the extent disclosed on Schedule 1.2(l) or that otherwise are insignificant to the operations of the Business; and

                  (m) all real property owned by Seller listed on Schedule 8.4(a)(i), together with all appurtenances thereto (excluding machinery or equipment included in Purchased Assets

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under Section 1.1(a)(iii)) and all buildings and other structures, fixtures and improvements located thereon (collectively, the "Owned Real Property").

                                   ARTICLE II
                                   LIABILITIES

         2.1. Assumption of Liabilities: Subject to the terms and conditions of this Agreement, on the Closing Date Seller shall assign to Purchaser, and Purchaser shall, except as set forth in Section 2.2 below, assume and agree to perform and discharge the following liabilities and obligations of Seller (and only the following liabilities and obligations of Seller) (collectively, the "Assumed Liabilities"):

                  (a) obligations for the sale and delivery of products not shipped prior to the close of business on the Closing Date under open sales orders, open bids and sales contracts that are included in the Assigned Contracts, or which were accepted or made in the ordinary course of business and consistent with past practice of the Business and in accordance with Section 7.2 between the date of this Agreement and the Closing Date;

                  (b) obligations for the purchase of raw materials, supplies and repair and maintenance materials not received prior to the close of business on the Closing Date and not included in the Purchased Inventory under open supply contracts, purchase orders and commitments that are included in the Assigned Contracts, or which were given or made in the ordinary course of business and consistent with past practice of the Business and in accordance with Section 7.2 between the date of this Agreement and the Closing Date;

                  (c) liabilities and obligations under the Assigned Contracts in accordance with their respective terms (i) arising prior to the Closing Date if such liability or obligation is provided for on the Closing Statement of Net Assets Acquired or is otherwise expressly assumed by Purchaser hereunder or (ii) arising after the Closing Date;

                  (d) liabilities arising from obligations to Employees and Former Employees to the extent set forth in Article XII of this Agreement;

                  (e) liability for Claims arising from actual or alleged harm, injury or damage to persons, property or business by Products manufactured or services provided by the Business and relating to or arising from events, accidents, incidents or occurrences after the Closing Date or mini-excavator parts sold or disposed of by Purchaser after the Closing Date;

                  (f) liability for express or implied warranties for Products of the Business, including obligations to repair, replace, rework or to make refunds of amounts paid for Products regardless of when such Products were manufactured, sold or distributed or when defects became or become apparent;

                  (g) liability for the recall, notification, retrofit or other postmanufacture remedial or corrective actions relating to Products, regardless of when such Products were manufactured, sold or shipped;

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                  (h) liabilities for Claims involving the operations of the
Business by Purchaser or Purchaser's successor after the Closing Date;

                  (i) all liabilities and obligations for Taxes allocated to Purchaser in accordance with Section 13.3 below;

                  (j) other liabilities not included in Subsections (a) through
(i) above but which either are reflected on the Closing Statement of Net Assets Acquired or are expressly listed on any of the schedules or exhibits to this Agreement as a liability to be assumed by Purchaser;

                  (k) all other liabilities arising from the operation of the Business by Purchaser or Purchaser's successor after the Closing Date;

                  (l) liabilities in respect of workers' compensation as provided in Section 12.10;

                  (m) notwithstanding any provision to the contrary in Section
6.2 below, all liabilities of Seller arising under the Bond Documents as defined in Section 19.13 below;

                  (n) all liabilities arising from letter of credit obligations guaranteed by the Guarantor and set forth on Schedule 2.1(n); ---------------

                  (o) all liabilities relating to or arising from the financing or leasing transactions involving Products of the Business, but excluding liabilities to TFC, existing as of the Closing Date and incurred in accordance with the terms hereof in an aggregate amount not to exceed one hundred and ten percent (110%) of the aggregate amount of the financing and leasing transactions itemized on Schedule 2.1(o);

                  (p) all recourse obligations to TFC arising from financing transactions for Products incurred in the ordinary course of business and consistent with past practice and the terms of this Agreement that are funded by TFC to Purchaser between the Closing Date and the third Business Day following the Closing Date; provided, that TFC shall have exercised commercially reasonable efforts to secure and collect those obligations from the underlying customer debtor; and

                  (q) Pre-Closing Environmental Liability limited to no more than the first one hundred thousand dollars ($100,000) with respect to any individual Real Property; provided that any liability assumed by this Section 2.1(q) shall be deemed to be discharged to the extent of any payments made by Purchaser pursuant to Section 16.3 in respect of Environmental Response Actions.

         2.2. Retained Liabilities: Seller shall retain, and shall remain exclusively responsible for paying, performing and discharging when due, and Purchaser shall not assume or have any liability, obligation or other responsibility for any obligation, commitment or liability of Seller or otherwise relating to the Purchased Assets or the Business other than the Assumed Liabilities, (collectively, the "Retained Liabilities"). Without limitation of the foregoing, the term "Retained Liabilities" shall include the following:

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                  (a) all liabilities and obligations relating to or arising out of the Excluded Assets;

                  (b) all liabilities and obligations for Taxes allocated to Seller in accordance with Section 13.3 below;

                  (c) all Claims by and all liabilities and obligations to Employees and Former Employees not specifically assumed by Purchaser pursuant to
Article XII of this Agreement;

                  (d) the performance of financial and other obligations under any and all settlements, judgments, consent orders or administrative orders in existence on the Closing Date, or arising from events, accidents, incidents or occurrences on or prior to the Closing Date, whether undertaken voluntarily or not, attributable to, caused by or relating to the Business;

                  (e) liability for Claims arising from actual or alleged harm, injury or damage to persons, property or business by Products manufactured or services provided by the Business and relating to or arising from events, accidents, incidents or occurrences on or prior to the Closing Date;

                  (f) except as provided for in Section 2.1(q), any Pre-Closing Environmental Liability;

                  (g) except as provided for in Section 2.1(c) above, any obligations or liabilities under the Assigned Contracts to the extent such obligations or liabilities relate to any period prior to the Closing Date;

                  (h) all other obligations and liabilities arising from the operation of the Business or the ownership of the Purchased Assets on or prior to the Closing Date;

                  (i) any liabilities of Seller to the extent not related exclusively to the Business or the Purchased Assets;

                  (j) except as provided in Section 2.1(e) above, any liabilities of Seller arising from assets, operations or lines of business sold, vacated, or otherwise disposed of by Seller prior to the Closing Date, including without limitation any liabilities relating to Snorkel, Seller's former mini-excavator and Seller's former skid steer loader product lines; and

                  (k) except as set forth on Schedule 2.2(k), all liabilities of Seller to any Affiliate of Seller, including without limitation liabilities to TFC, arising from financing or leasing transactions involving Products that are funded on or prior to the Closing Date.

                                   ARTICLE III
                                 PURCHASE PRICE

         3.1. Purchase Price: The purchase price payable by Purchaser to Seller for the Purchased Assets and Seller's non-competition covenants in Section 13.1 (the "Purchase Price") shall be One Hundred Million United States Dollars (U.S. $100,000,000.00), subject to adjustment as provided in Article IV of this Agreement, plus the assumption by Purchaser of the Assumed Liabilities.

         3.2. Payment of Purchase Price: At the Closing, Purchaser shall (a) transfer to a bank account designated by Seller an amount equal to Ninety Million United States Dollars (U.S. $90,000,000.00) (the "Closing Payment") by a wire transfer of immediately available funds in U.S. currency, and (b) deliver to Seller the Promissory Note, which Promissory Note shall evidence Purchaser's obligation to pay to Seller, on the second anniversary of the Closing Date, an amount equal to Ten Million United States Dollars (U.S. $10,000,000.00), together with interest thereon at the Applicable Rate (the "Note Payment").

                                   ARTICLE IV
                    DETERMINATION AND ALLOCATION OF ADJUSTED
                                 PURCHASE PRICE

         4.1. Closing Statement of Net Assets Acquired: Within thirty (30) calendar days after the Closing Date, Purchaser shall provide or cause to be provided to Seller a draft of the Closing Statement of Net Assets Acquired, as hereinafter defined, along with all data and supporting documentation necessary for purposes of Seller's preparation of the final Closing Statement of Net Assets Acquired. Within ninety (90) calendar days after the Closing Date, Seller shall prepare, and shall deliver to Purchaser, an audited statement of Net Assets Acquired (the "Closing Statement of Net Assets Acquired") of the Business as at the Closing Date, which Closing Statement of Net Assets Acquired shall be accompanied by a report of Ernst & Young LLP to the effect that, except as otherwise specified in such report, the Closing Statement of Net Assets Acquired has been prepared in accordance with GAAP and the Accounting Policies applied on a basis consistent with that used in preparing the Reference Statement of Net Assets Acquired. Provided, however, that (i) the following liabilities will not be included on the Closing Statement of Net Assets Acquired: (a) product liability in accordance with Section 2.2(e) above; (b) liability for litigation in accordance with Section 2.2(h) above; and (c) liability for Taxes in accordance with Section 2.2(b) above; and (ii) any goodwill or other intangible impairment charges recorded subsequent to the Reference Statement of Net Assets Acquired will not be included on the Closing Statement of Net Assets Acquired.

         4.2. Review of Closing Statement of Net Assets Acquired: Purchaser shall have the right to review the Closing Statement of Net Assets Acquired and Seller shall provide Purchaser with access to the work papers used in connection with the preparation of the Closing Statement of Net Assets Acquired. If Purchaser does not notify Seller to the contrary within thirty (30) calendar days after the date the Closing Statement of Net Assets Acquired is delivered to Purchaser, then the Closing Statement of Net Assets Acquired delivered by Seller shall be deemed to be final, conclusive and binding on the parties. If, however, Purchaser notifies Seller in writing within such period that it believes the Closing Statement of Net Assets Acquired was not prepared in accordance with GAAP and the Accounting Policies on a basis consistent with that used in preparing the Reference Statement of Net Assets Acquired and specifies (a) the items as to which it believes the accounting policies used in preparing the Closing Statement of Net Assets Acquired were not prepared in accordance with GAAP and the Accounting Policies on a basis consistent with that used in preparing the Reference Statement of Net Assets Acquired (b) the amount of the adjustment it proposes with respect to each item, and (c) a brief statement of the basis for such belief, the parties will then attempt to resolve their differences with respect thereto. Seller and Purchaser acknowledge and agree that disputes pursuant to this Article IV ("Closing Statement Claims") are limited to the types of disputes described in the immediately preceding sentence. Purchaser shall not be entitled to dispute any individual item which involves a proposed adjustment to the Closing Statement of Net Assets Acquired of less than One Hundred Thousand United States Dollars (U.S. $100,000.00) and the Closing Statement of Net Assets Acquired shall not be subject to any adjustment unless and to the extent the aggregate of all adjustments (each of which exceeds the One Hundred Thousand United States Dollars (U.S. $100,000.00) threshold) exceeds Two Million United States Dollars (U.S. $2,000,000.00). At any time by mutual consent of the parties (or, if the parties are not able to resolve their disputes within sixty (60) days after the date the Closing Statement of Net Assets Acquired is delivered to Purchaser, at any time thereafter by either party with or without the consent of the other party), disputes pursuant to this Article IV may be referred to Deloitte & Touche LLP, certified public accountants (or if such firm is unable or unwilling to serve, to another "Big Four" accounting firm selected by mutual agreement of Seller and Purchaser) (the "Firm"), which Firm shall be asked to determine whether there was an inconsistency in the application of the accounting policies between those used in preparing the Reference Statement of Net Assets Acquired and those used in preparing the Closing Statement of Net Assets Acquired and report to Seller and Purchaser upon such remaining disputed items within sixty (60) calendar days after such referral. Such referral shall be made in writing to the Firm, with a copy of such referral sent to the other party hereto. The decision of the Firm shall be final, conclusive and binding on the parties hereto, provided, however, that the Firm may only resolve Closing Statement Claims pursuant to the provisions of Article IV, and provided further that the only remedy the Firm shall be permitted to impose are the determinations called for pursuant to
Article IV. The fees and expenses of the Firm shall be allocated between Seller and Purchaser as follows: (i) Seller shall pay all or a portion of the Firm's fees and expenses, as determined in accordance with the following formula:

                                  AE x AA = SE
                                       --
                                       PA

where: "AE" means the Firm's total fees and expenses; "AA" means the aggregate adjustment, if any, to the Closing Statement of Net Assets Acquired made in Purchaser's favor by the Firm (if such adjustment is in Seller's favor, "AA" shall be zero); "PA" means the aggregate adjustment to the Closing Statement of Net Assets Acquired that would have resulted from resolution in Purchaser's favor of all points of disagreement raised by Purchaser to the Firm and "SE" means Seller's share of the Firm's fees and expenses; and (ii) Purchaser shall pay the balance of the Firm's fees and expenses, if any.

         4.3. Cooperation: Representatives of Seller shall be given access to all pertinent books, records and other data of the Business for the purpose of preparing the Closing Statement of Net Assets Acquired. Personnel of Purchaser and Purchaser's Affiliates may be consulted by such representatives. Purchaser and Purchaser's Affiliates shall provide preferential cooperation and support to Seller and Seller's representatives in order to accommodate the deadlines set forth in this Article IV.

         4.4. Settlement of Adjusted Purchase Price: Within ten (10) calendar days after the final determination of the Closing Statement of Net Assets Acquired, (a) in the event that the Net Assets Acquired of the Business as set forth on the Closing Statement of Net Assets Acquired exceeds the Net Assets Acquired of One Hundred Five Million Two Hundred Thousand Dollars (US $105,200,000) as set forth on the Reference Statement of Net Assets Acquired, Purchaser shall pay to Seller the amount of such excess, and (b) in the event that the Net Assets Acquired of the Business as set forth on the Closing Statement of Net Assets Acquired are less than the Net Assets Acquired of One Hundred Five Million Two Hundred Thousand Dollars (US $105,200,000) as set forth on the Reference Statement of Net Assets Acquired, Seller shall pay to Purchaser the amount of such shortfall by reducing the principal of the Promissory Note as of the date that is ten (10) calendar days after the final determination of the Closing Statement of Net Assets Acquired by the amount of such shortfall. The amount of the cash payments described in this Section 4.4 shall be paid with interest thereon from the Closing Date to the date of such payment, calculated at a rate equal to JLG's (in the case of payments by Purchaser) or the Guarantor's (in the case of payments by Seller) blended borrowing rate on interest-bearing debt for JLG's or the Guarantor's most recently completed fiscal quarter, as applicable, in immediately available funds remitted by wire transfer to a bank designated by payee.

         4.5. Allocation of Purchase Price: Seller and Purchaser shall allocate the Purchase Price, as adjusted pursuant to this Article IV, among the Purchased Assets and the non-competition covenants contained in Section 13.1 in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder.

                                    ARTICLE V
                                 CLOSING MATTERS

         5.1. The Closing:

                  (a) The closing of the purchase and sale (the "Closing") contemplated under this Agreement shall take place at the offices of Seller, located at 40 Westminster Street, Providence, Rhode Island, or at such other place as the parties shall mutually agree upon, at 10:00 A.M. local time on a date which is not later than two (2) business days after each of the conditions set forth in Article X and Article XI hereof have been satisfied or waived, or such other date as Purchaser and Seller may mutually agree. The date the Closing takes place is herein referred to as the "Closing Date." The Closing shall be effective as of midnight on the Closing Date.

                  (b) At the Closing, Purchaser shall transfer to a bank account designated by Seller the Closing Payment in accordance with Section 3.2 above and the Estimated Payment in accordance with Section 13.8 below.

                  (c) At the Closing and effective on the Closing Date, Seller shall execute and deliver (or cause to be executed and delivered) the following documents to Purchaser (collectively, the "Conveyance Instruments"):

                           (i) INTENTIONALLY LEFT BLANK

                           (ii) certificates of title or origin (or like
                  documents) with respect to all vehicles included in the Purchased Assets and other equipment for which a certificate of title or origin is required in order for title thereto to be transferred to Purchaser, each of which are listed on
                  Schedule 5.1(c)(ii); and

                           (iii) bills of sale, endorsements, assignments and
                  other good and sufficient instruments of sale, transfer, conveyance and assignment, in form reasonably satisfactory to Purchaser, as shall be effective to vest in Purchaser good and marketable title, free and clear of all Encumbrances, to the Purchased Assets.

                  (d) Subject to Section 6.2, this Agreement shall not constitute an agreement to assign, and the Purchased Assets shall not include, any contract, license, lease, commitment, sales order or purchase order or other agreement if and to the extent that an assignment or attempted assignment of the same without the consent of the other party thereto would constitute a breach thereof or in any way impair the rights of Seller thereunder.

                  (e) Without limiting any provisions hereof, Seller agrees that, effective as of the Closing Date, it will by appropriate instrument (the "Power of Attorney") constitute and appoint Purchaser, its successors and assigns, the true and lawful attorney of Seller with full power of substitution in the name of Purchaser or in the name of Seller but for the benefit and at the expense of Purchaser (i) to collect for the account of Purchaser all Purchased Receivables and any other items to be sold and transferred or intended to be sold and transferred to Purchaser as provided in this Agreement, (ii) to institute and prosecute all proceedings which Purchaser may deem proper in order to collect, assert or enforce any right or title of any kind in or to the Purchased Assets, to defend or compromise any and all actions, suits or proceedings in respect of any of the Purchased Assets and to do all such acts and things in relation thereto as Purchaser shall deem advisable, and (iii) to take all reasonable actions which Purchaser may deem proper in order to provide for Purchaser the benefits under any contracts, licenses, leases, sales orders or purchase orders where any required consent of another party to the assignment thereof to Purchaser pursuant to this Agreement shall not have been obtained. Seller acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable by Seller or by its subsequent dissolution or in any manner or for any reason. Purchaser shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers including any amounts payable as interest in respect thereof.

                  (f) At the Closing, and effective on the Closing Date, Purchaser shall execute and deliver (or cause to be executed and delivered) to Seller an assignment and assumption agreement in a form reasonably satisfactory to Seller evidencing the assumption by Purchaser of the Assumed Liabilities (the "Assignment and Assumption Agreement").

                                   ARTICLE VI
                           TRANSFER AFTER THE CLOSING

         6.1. Further Instruments and Actions:

                  (a) From time to time after the Closing Date, upon request of Purchaser, Seller, without further consideration, shall cooperate with Purchaser and shall duly execute, acknowledge and deliver all such further deeds, assignments, transfers, conveyances and powers of attorney and take such other actions and give such assurances as may be reasonably required to convey to and vest in Purchaser and to protect its right, title and interest in and enjoyment of all the Purchased Assets, all as may be appropriate otherwise to carry out the transactions contemplated by this Agreement, and, upon request of Seller, Purchaser shall cooperate with Seller and duly execute, acknowledge, and deliver all such further assumptions, assignments, transfers, conveyances and powers of attorney and take such other actions and give such assurances as may be reasonably required to evidence Purchaser's assumption of the Assumed Liabilities, all as may be appropriate otherwise to carry out the transactions contemplated by this Agreement.

                  (b) After the Closing, if Seller or its Affiliates receive any payment, refund or other amount which is attributable to, results from or is related to a Purchased Asset or is otherwise properly due and owing to Purchaser in accordance with the terms of this Agreement, Seller shall promptly remit or shall cause to be remitted, such amount to Purchaser. Seller shall promptly endorse and deliver to Purchaser any notes, checks, negotiable instruments, letters of credit or other documents received on account of, attributable to or otherwise relating to the Purchased Assets, and Purchaser shall have the right and authority to endorse, without recourse, the name of Seller or any of its Affiliates on any such instrument or document. After the Closing, if Purchaser or its Affiliates receive any refund or other amount which is related to Claims or other matters for which Seller is responsible hereunder, and which amount is not attributable to, does not result from and is not otherwise related to a Purchased Asset, or is otherwise properly due and owing to Seller in accordance with the terms of this Agreement, Purchaser shall promptly remit, or cause to be remitted, such amount to Seller. Purchaser shall promptly endorse and deliver to Seller any notes, checks, negotiable instruments, letters of credit or other documents received on account of, attributable to or otherwise relating to the Excluded Assets, and Seller shall have the right and authority to endorse, without recourse, the name of Purchaser or any of its Affiliates on any such instrument or document.

         6.2. Purchased Assets Requiring Consents: In the event any consent of a third party is legally required for the sale, assignment or transfer to Purchaser of any Purchased Asset (other than Government Contracts, which are addressed in Section 6.3):

                  (a) Seller shall use its reasonable best efforts, at Seller's sole cost and expense, to obtain such consent prior to the Closing Date but in any event until such consent is obtained.

                  (b) If any such consent cannot be obtained prior to the Closing Date and the Closing occurs, this Agreement and the related instruments of transfer shall not constitute an assignment or transfer of the applicable Purchased Asset, but Seller shall use its reasonable best efforts to obtain such consent as soon as possible after the Closing Date. Purchaser will cooperate, using its reasonable best efforts, with Seller in Seller's efforts to obtain such consents. If any such consent shall not be obtained prior to Closing or within ninety (90) days after Closing as provided below, then, at Purchaser's option, (i) the applicable Purchased Asset shall be an Excluded Asset and Purchaser shall not assume any liability relating thereto or arising thereunder or (ii) Seller shall use its reasonable best efforts to obtain for Purchaser substantially all of the practical benefits and burdens of such property or rights, including by (y) entering into appropriate and reasonable alternative arrangements on terms mutually agreeable to Purchaser and Seller and (z) subject to the consent and control of Purchaser, enforcement, at the cost and for the account of Purchaser, of any and all rights of Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made on terms and conditions mutually acceptable to Seller and Purchaser within ninety (90) days after the Closing Date, Purchaser shall have no obligation or liability with respect to any such asset, and Seller shall provide Purchaser with an equitable rebate (subject to Purchaser's obligation to mitigate its damages) reflecting the diminution in value of the Purchased Assets, which rebate shall be determined by the parties. If Purchaser receives an equitable rebate pursuant to this paragraph, Purchaser shall not seek recovery relating to such asset under any other provision of this Agreement.

                  (c) If any of the Permits included in the Purchased Assets are not so assignable or transferable without obtaining a replacement Permit prior to the Closing Date, this Agreement and the related instruments of transfer shall not constitute an assignment or transfer thereof, and Seller shall cooperate with Purchaser in its efforts to obtain replacement Permits issued in Purchaser's name. If any replacement Permit cannot be obtained prior to the Closing, Seller agrees to allow Purchaser to operate under its Permits if permitted by applicable Laws or applicable Governmental Entities for a period of up to three (3) months after the Closing (or such longer period as may be reasonably necessary for Purchaser, using its reasonable best efforts to obtain the replacement Permits) provided that Purchaser shall defend, indemnify and hold Seller harmless in connection with any liability arising as a result of Purchaser's operation of the Business under such Permits after the Closing.

         6.3. Novation of U.S. Government Contracts:

                  (a) Seller and Purchaser recognize that, pursuant to FAR, the U.S. Government will require the novation of the contracts between Seller (by and through the Business) and the U.S. Government (including any agency, authority or department thereof) set forth on Schedule 6.3(a) ("Government Contracts"). Seller and Purchaser further recognize that, under FAR, such novation will take place after the Closing Date. The parties hereto agree that they will use their reasonable best efforts to cause any such required novations to be approved, and will provide required releases, guarantees, bonds, and other assurances that may be required by the U.S. Government in connection with any such novations, as soon after the Closing as possible and will cooperate fully with one another in such process. Pending the effectiveness of such novations, Purchaser and Seller shall execute subcontracts or other agreements that shall, to the extent legally permissible, require Purchaser to perform the obligations of Seller under such Government Contracts and enable Purchaser to receive all economic and other benefits and assume all required post-closing performance risks under such Government Contracts.

                  (b) The parties further recognize that, pursuant to FAR or the terms of any novation agreements with the U.S. Government, Seller may remain liable to the U.S. Government for compliance by Purchaser with the terms and conditions of one or more of the Government Contracts. Therefore, whether or not novation of Government Contracts has been effected, in the event that Seller, by Law or contract, shall retain any residual liability to the U.S.

Government with respect to any Government Contracts, Purchaser agrees that after the Closing Date:

                           (i) Purchaser shall faithfully perform all of the
                  obligations of Seller under the Government Contracts;

                           (ii) In the event that Seller receives notice from
                  the U.S. Government that Purchaser has not performed its obligations under a Government Contract, and if, after notice by Seller to Purchaser of such notice from the U.S. Government, Purchaser has not remedied such nonperformance within a reasonable period of time, then Seller shall have the right to (A) perform such obligations itself or by an Affiliate or to cause such obligations to be performed by a third party, or (B) seek specific performance by Purchaser of its obligations under such Government Contract; and

                           (iii) Purchaser shall indemnify Seller against, and
                  hold it harmless from, any and all damages, costs and expenses (including reasonable attorneys' fees and expenses) arising out of, or based upon, or in any way connected with (whether such connection be proximate or remote, foreseeable or unforeseeable as of the Closing Date), in whole or in part, the failure of Purchaser to so perform its obligations under the Government Contracts.

                  (c) Purchaser agrees that in the event that any Government Contract, with respect to which Seller retains residual liability as set forth in this Section 6.3, is sold, assigned or otherwise transferred by Purchaser to another entity (hereinafter, the "Transferee Entity") without effecting a release of any obligations of Seller to the U.S. Government under such Government Contract, Purchaser shall (i) give Seller prior written notice of such sale, assignment or transfer, and (ii) as a condition to such sale, assignment or transfer, shall require such Transferee Entity to agree, in writing, to be bound by the provisions of this Section 6.3, insofar as they relate to the performance of continuing obligations under such Government Contract after the date of such sale, assignment or transfer (the "Post Transfer Obligations"), and to further agree that Seller shall be entitled to exercise its rights pursuant to this Section 6.3 directly against such Transferee Entity insofar as such rights relate to the Post Transfer Obligations. Except as Purchaser and Seller may otherwise agree, neither such sale, assignment nor transfer, nor such agreement of the Transferee Entity, shall relieve Purchaser of its obligations to Seller pursuant to this Section 6.3.

                                   ARTICLE VII
                            ACTIONS PRIOR TO CLOSING

         7.1. Obtaining of Consents:

                  (a) Prior to the Closing Date, the parties shall cooperate in the filing required by the HSR Act. The parties agree that the HSR Act filing will be made not later than the first business day following the execution of this Agreement. The HSR Act filing fee(s) shall be paid by Purchaser.

                  (b) As promptly as practicable after the date hereof, Seller shall make all other necessary filings with all Governmental Entities and shall use reasonable best efforts to obtain all Permits and consents of all third parties required for the sale, assignment or transfer to Purchaser of any of the Purchased Assets and the Business and the consummation of any of the transactions contemplated by this Agreement. Except as set forth in Section 7.1(a), Seller shall be responsible for the cost of complying with or obtaining the consent to or approval of the transactions contemplated hereby of any Governmental Entity or other third party, including without limitation, any such approval or consent required by any safety, health, Environmental Law or other applicable Law or regulation. Each party hereto shall provide to the other party such information as the other party may reasonably request in order to enable it to prepare such filings. Each party hereto shall also use its respective best efforts to expedite any governmental or other third party review and to obtain all necessary consents, approvals, licenses and Permits as promptly as practicable.

                  (c) Prior to the Closing, Seller shall use commercially reasonable efforts to assist Purchaser in obtaining AT&T Solutions Inc.'s ("AT&T's") consent to the continuation of the lease of the equipment described on Schedule 7.1(c) for six (6) months after the Closing Date on substantially the same terms as are available to Seller on the Closing Date and with direct billing to Purchaser. After such time, should Purchaser elect not to obtain technology services and management from AT&T similar to those in the Technology Services and Management Agreement dated August 27, 1996 between Textron Inc. and AT&T (the "TSMA"), Purchaser shall purchase the assets described in Schedule 7.1(c) at a price to be negotiated between AT&T and Purchaser, not to exceed One Hundred Sixty Eight Thousand United States Dollars (U.S. $168,000.00). Promptly after the Closing, Seller shall cause all invoices with respect to all third party contracts and equipment to the extent related to the Business for which AT&T acts as agent for Seller to be rendered directly to Purchaser.

         7.2. Actions of Seller and Conduct of Business:

                  (a) Seller shall use reasonable best efforts to perform and satisfy all conditions to Closing to be performed or satisfied by Seller under this Agreement by the Closing Date or such other date by which performance is required hereunder.

                  (b) From the date hereof through the Closing Date, unless otherwise agreed in writing by Purchaser, Seller shall not, except as required or expressly permitted pursuant to the terms hereof, make any material change in the conduct of the Business or the Purchased Assets or enter into any material transaction other than in the ordinary course of business and consistent with past practice and shall continue to conduct the Business in the ordinary course of business and consistent with past practice.

                  (c) Without limiting the generality of the foregoing, from the date hereof through the Closing Date, unless otherwise agreed orally or in writing by Purchaser, Seller shall, with respect to the Business:

                           (i) carry on its activities in the ordinary course of
                  business in substantially the same manner as heretofore conducted;

                           (ii) maintain and keep its plants and equipment in as
                  good repair, working order and condition as at present, except for depreciation due to ordinary wear and tear and except for planned plant closures, reconfigurations or restructurings described on Schedule 7.2(c)(ii) (provided, however, that Seller shall not be obligated to proceed with any such planned plant closures, reconfigurations or restructurings);

                           (iii) keep in full force and effect insurance
                  comparable in amount and scope of coverage to that now maintained;

                           (iv) perform all obligations under the Assigned
                  Contracts and any other documents relating to or materially affecting the Purchased Assets or the Business;

                           (v) comply with all applicable Laws;

                           (vi) not enter into any contracts, agreements or
                  commitments other than (a) orders for the purchase of raw materials or supplies in the ordinary course of business and consistent with past practice, (b) orders for the sale of finished goods or services to customers in the ordinary course of business and consistent with past practice, (c) routine maintenance contracts in the ordinary course of business and consistent with past practice, or (d) any other agreement entered into in the ordinary course of business and consistent with past practice, having an unexpired term of twelve (12) months or fewer and involving aggregate payments of less than $100,000, and not amend, modify or terminate any of the Assigned Contracts or waive compliance with any provision thereof;

                           (vii) not enter into any new employee benefit plan,
                  program or arrangement or amend any existing employee benefit plan, program or arrangement or grant any increases in any employee's compensation or severance arrangement, except for increases in compensation in the ordinary course of business and consistent with past practice or as required by applicable Law;

                           (viii) not enter into any third party financing or
                  leasing transactions involving Products of the Business other than such transactions that as of the Closing Date would be included in the Assumed Liabilities pursuant to Section 2.1(o) (provided, that for the avoidance of doubt this clause (viii) shall not prohibit financing or leasing transactions with TFC involving Products of the Business);

                           (ix) not take, or fail to take, any other action
                  which could reasonably be expected to result in a breach or inaccuracy in any of the representations and warranties of Seller contained in this Agreement;

                           (x) not, except for the Owned Real Property,
                  mortgage, pledge or subject to any Encumbrance, any of its assets, tangible or intangible, except in the ordinary course of business and consistent with past practice or for possible liens for current state and local property Taxes not in default;

                           (xi) not, except for the Owned Real Property but
                  subject to the applicable Port Washington Lease, except in the ordinary course of business and consistent with past practice, either sell or transfer any of its material fixed assets, or sell, transfer, or grant any license with respect to any Intellectual Property rights;

                           (xii) not make capital expenditures exceeding Fifty
                  Thousand United States Dollars (U.S. $50,000.00) in the aggregate, except as described on Schedule 7.2(c)(xii);

                           (xiii) not, except for the divestiture of Seller's
                  mini-excavator parts business (which, for purposes of clarity, shall not constitute part of the "Business" hereunder), enter into any other transactions relating to the Business, other than in the ordinary course of business and consistent with past practice; and

                           (xiv) not authorize or agree or otherwise become
                  committed to do any of the foregoing.

         7.3. Actions of Purchaser: Purchaser shall use reasonable best efforts to perform and satisfy all conditions to Closing to be performed or satisfied by Purchaser under this Agreement by the Closing Date or such other date by which performance is required hereunder.

         7.4. Public Announcements: Seller and Purchaser shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby. Neither Seller nor Purchaser nor any of their respective Affiliates shall issue any press release or make any public statement prior to obtaining the other party's approval, which approval will not be unreasonably withheld, except that no such approval shall be necessary to the extent disclosure may be required by Law.

         7.5. Remarketing Agreement: Purchaser shall, and Seller shall cause TFC to, use commercially reasonable efforts to negotiate and execute a mutually acceptable remarketing agreement by which Purchaser would remarket on behalf of TFC equipment obtained in connection with leasing and financing transactions entered into by TFC prior to the Closing Date involving Products. Such remarketing agreement shall provide that Purchaser, at TFC's election, shall return to TFC or a third party designated by TFC any equipment that Purchaser has not disposed of within sixty (60) days. Execution of such remarketing agreement shall not be a condition to the closing of the transactions contemplated by this Agreement.

         7.6. Access and Information; Additional Disclosure.

                  (a) From the date hereof until the earlier of the Closing Date or the termination of this Agreement, Seller shall permit Purchaser and its representatives, subject to the terms of this Section 7.6(a), to make such investigation of the Business and the Purchased Assets as Purchaser reasonably deems necessary or desirable for purposes exclusively related to Purchaser's integration planning in connection with the transactions contemplated hereby. Such investigation shall include access to the directors, officers, employees, agents and representatives (including legal counsel (subject to preservation of applicable privileges) and independent accountants) of Seller and the operations, properties, books and records of the Business. Except as may be limited by applicable Law, Seller shall furnish Purchaser and its representatives with such financial, operating and other data and information, and copies of documents with respect to the Business or any of the transactions contemplated hereby, as Purchaser shall from time to time reasonably request for purposes exclusively related to Purchaser's integration planning in connection with the transactions contemplated hereby. Such access and investigation (i) shall be made upon reasonable notice and at reasonable places and times, during normal business hours and upon the prior approval of Randy Beaty, Jack Curran, or Larry O'Connell, whose approval shall not be unreasonably withheld, and (ii) shall be limited to the personnel and third party representatives of Purchaser and JLG set forth on Schedule 7.6(a) and to such other Persons, if any, as the parties may agree, such agreement not to be unreasonably withheld. Purchaser shall exercise its rights under this Section 7.6(a) in a manner so as not to interfere with the normal business operations of Seller, and Purchaser shall use reasonable best efforts to organize its requests for additional information so as to minimize the impact on Seller's operations.

                  (b) From the date hereof until the earlier of the Closing Date and the termination of this Agreement, each party shall give prompt notice to the other of (i) the occurrence, or failure to occur, of any event which could reasonably be expected to cause any representation or warranty made by it in this Agreement or any exhibit or schedule hereto to be untrue or inaccurate as of the date hereof or as of the Closing Date, and (ii) any failure to comply with or satisfy any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement or any exhibit or schedule hereto; provided, however, that except as otherwise provided in this Agreement such disclosure shall not be deemed to cure any breach of representation, warranty, covenant or agreement or to satisfy any condition for purposes of determining whether the conditions set forth in Article X have been satisfied.

                                  ARTICLE VIII
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser as of the date hereof and again as of the Closing Date as follows:

         8.1. Organization and Authority: Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and Seller has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, to execute and deliver this Agreement and the Related Documents and to perform the obligations to be performed by it hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Seller is duly qualified to do business as a foreign corporation and is in good standing, in all jurisdictions in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except for any non-qualification which does not have a material adverse effect on the Business or operations of the Business.

         8.2. Corporate Action; No Conflict; Consent and Approval:

                  (a) The execution and delivery by Seller of this Agreement and the Related Documents and Seller's performance of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action of Seller. This Agreement has been duly and validly executed and delivered by Seller and is, and each of the Related Documents when executed and delivered by Seller in accordance with its terms will be, the valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally. Except as set forth in Schedule 8.2(a), neither the execution, delivery or performance by Seller of this Agreement or any of the Related Documents, nor the consummation by Seller of the transactions contemplated hereby or thereby, nor compliance by Seller with any provision hereof or thereof will (i) conflict with or result in a breach of any provision of the charter or by-Laws of Seller, (ii) violate any provision of Law, statute, rule or regulation, or any order, writ, injunction, permit, judgment or decree of any court or other governmental or regulatory authority applicable to the Seller, the Business or the Purchased Assets, (iii) conflict with, result in a default or give rise to any right of termination, cancellation or acceleration under any of the provisions of any note, bond, lease, mortgage, indenture, license, franchise, permit, agreement or other instrument or obligation to which Seller is a party, or by which Seller, the Business or any of the Purchased Assets may be bound or affected, or (iv) result in the creation or imposition of any Encumbrance upon any of the Purchased Assets.

                  (b) Except as set forth in Schedule 8.2(b), no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal, or administrative, governmental or regulatory body, agency or authority is necessary for the execution and delivery by Seller of this Agreement or any Related Documents or the consummation by Seller of the transactions contemplated hereby or thereby. Except as set forth in Schedule 8.2(b), no consent or approval by, or any notification of or filing with any Person is required in connection with the execution, delivery, and performance by Seller of this Agreement or any other Related Documents or the consummation of the transactions contemplated hereby or thereby.

         8.3. Reference Statement of Net Assets Acquired; Absence of Changes:

                  (a) Set forth on Schedule 8.3(a) hereto is a true and complete copy of (i) the unaudited statement of Net Assets Acquired of the Business as at March 29, 2003 (the "Reference Statement of Net Assets Acquired"), and (ii) the unaudited income statement of the Business for the year ended December 28, 2002 (the "Income Statement"). Except as set forth on Schedule 8.3(a), the Reference Statement of Net Assets Acquired was prepared from the books and records of the Business and in accordance with GAAP and the accounting policies set forth on
Schedule 8.3(a) (the "Accounting Policies"), and presents fairly the financial condition of the Business at the date thereof, and is true and correct in all material respects. Except as set forth on Schedule 8.3(a), the Income Statement was prepared from the books and records of the Business.

                  (b) Absence of Changes. Except as set forth in Schedule 8.3(b), since March 29, 2003, Seller has operated the Business in the ordinary course of business and consistent with past practice, and there has not been:

                           (i) the loss of any significant customer or any other
                  material adverse change in the condition of the Purchased Assets or the Assumed Liabilities;

                           (ii) any obligation or liability (whether absolute,
                  accrued, contingent or otherwise, and whether due or to become due) incurred by Seller, other than obligations under customer contracts and current obligations and liabilities incurred in the ordinary course of business and consistent with past practice;

                           (iii) any payment, discharge or satisfaction of any
                  Claim or obligation of Seller, except in the ordinary course of business and consistent with past practice;

                           (iv) any sale, assignment or other disposition of any
                  tangible asset of Seller (except for obsolete equipment or inventory disposed of in the ordinary course of business and consistent with past practice or as expressly permitted by this Agreement) or any sale, assignment, license, transfer or other disposition of any Intellectual Property or any other intangible assets;

                           (v) any creation of any material Encumbrance on any
                  property of Seller;

                           (vi) except as set forth on Schedule 7.2(c)(xii), any
                  capital expenditure or commitment or addition to property, plant or equipment of Seller, individually or in the aggregate, in excess of $50,000; (vii) any increase in the compensation of any employee, officer, shareholder, director, consultant or agent of Seller other than in the ordinary course of business and consistent with past practice;

                           (viii) any material damage, destruction or loss
                  (whether or not covered by insurance) affecting any Purchased Asset;

                           (ix) any cancellation, delinquency or loss of any
                  material Permit;

                           (x) any amendment or modification of any material
                  Assigned Contract; or

                           (xi) any agreement or commitment, whether in writing
                  or otherwise, to take any of the actions specified in the foregoing items (i) through (x).

         8.4. Real Property:

                  (a) Schedule 8.4(a)(i) sets forth a list of all Owned Real Property. Except for the Owned Real Property listed on said Schedule 8.4(a)(i), Seller does not own any real property or interest therein that is used in, held for use in or otherwise pertains to the Business.

                  (b) The Leases provide rights to use the only leased real property that is used in, held for use in or otherwise pertains to the Business. Except as set forth on said Schedule 8.4(b), (i) each Lease is in full force and effect and all rent and other sums and charges payable thereunder by Seller are current, (ii) no notice of default by Seller or termination under any Lease is outstanding, and (iii) Seller has a good, valid and existing leasehold estate in the Leased

Real Property, free and clear of all Encumbrances affecting the use and occupancy of such Leased Real Property. Seller has not entered into any agreements that could reasonably be expected to affect materially and adversely Purchaser's use or enjoyment of the Leased Real Property.

                  (c) Except as set forth on Schedule 8.4(c), the Retained Real Estate Interests are not material to the continued operation of the Business in the ordinary course of business and consistent with past practice immediately prior to the Closing Date.

         8.5. Purchased Assets: Except as set forth on Schedule 8.5, Seller has good and marketable title to, or valid contract rights to, as applicable, all of the Purchased Assets, free and clear of all Encumbrances. At the Closing, Purchaser will acquire from Seller good and marketable title to, or valid contract rights to, as applicable, all of the Purchased Assets, free and clear of all Encumbrances. All tangible personal property included in the Purchased Assets has been maintained in good operating condition and repair, subject to ordinary wear and tear. Except for the Excluded Assets and the assets that are set forth on Schedule 1.2(l), the Purchased Assets constitute all of the properties, interests, assets and rights of Seller and constitute all those necessary or useful to continue to operate the Business consistent with past practice immediately prior to the execution of this Agreement and all such Purchased Assets are located at one of the locations set forth on Schedule 8.5.

         8.6. Contracts:

                  (a) Except as listed on Schedule 8.6 there are no contracts, agreements, guarantees of payment or performance, licenses, leases of personal property or conditional sales contracts relating to or affecting the Business which extend beyond the Closing Date, other than (i) purchase orders and sales orders entered into in the ordinary course of business, (ii) contracts which by their terms terminate or are unconditionally terminable by Seller without penalty within one year after the date hereof, and (iii) contracts that involve payments by or to Seller of less than $100,000 in the aggregate.

                  (b) Seller has made available to Purchaser true and complete copies of all of the material Assigned Contracts and any other Assigned Contracts requested in writing by Purchaser or Purchaser's representatives. All the Assigned Contracts are in full force and effect, constituting valid and binding obligations of the parties thereto and enforceable in accordance with their respective terms. Except as set forth on Schedule 8.6, Seller has in all material respects performed all the obligations required to be performed by it to date under, and there exists no default, or any event which upon notice or the passage of time, or both, could reasonably be expected to give rise to any default in the performance by Seller or by any other party under, any Assigned Contract, except for possible defaults which do not in any material respect impair the ability of the Business to conduct its operations as heretofore conducted or do not give rise to any financial liability exceeding $50,000 in the aggregate. Seller has not received any written or, to the Knowledge of Seller, oral notice that any party to any of the Assigned Contracts intends to cancel or terminate such contract. None of the rights of Seller under any Assigned Contracts will be subject to termination or modification as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  (c) Except as set forth on Schedule 8.6, no consent by any third party is required under any of the material Assigned Contracts as a result of or in connection with the execution and delivery of this Agreement or of the Related Documents or the consummation of the transactions contemplated hereby and thereby.

         8.7. Litigation: Schedule 8.7 lists all Claims, actions, investigations, proceedings or suits pending against Seller or any Affiliate of Seller affecting the Business, Purchased Assets or Assumed Liabilities, at Law or in equity or before or by any court or other governmental agency or instrumentality, domestic or foreign, or any arbitral body. Except as set forth on Schedule 8.7, there are no Claims, actions, investigations, proceedings or suits pending, or to the Knowledge of Seller, threatened against Seller or any Affiliate of Seller affecting the Business, Purchased Assets or Assumed Liabilities, or as to the transactions contemplated by this Agreement, at Law or in equity or before or by any court or other governmental agency or instrumentality, domestic or foreign, or any arbitral body an adverse outcome of which would have a material adverse effect on the Purchased Assets or the Business, taken as a whole.

         8.8. Compliance with Law: Except as listed on Schedule 8.8 or Schedule 8.11, Seller has not received notice that it is in violation of any Law applicable to the operation of the Business or the Purchased Assets where the consequences of such violation would have a material adverse effect on the Purchased Assets or the Business, taken as a whole.

         8.9. Employees and Employee Benefit Plans:

                  (a) Schedule 8.9(a) contains a list of (i) each employee of Seller with an annual base salary greater than $90,000, including the employee's title, salary or wage rate, commissions for past fiscal year, accrued leave and severance and/or stay-on bonus obligation and (ii) all written contracts, agreements or other instruments (including employment and consulting agreements) between Seller on one hand, and any current or former employee, independent contractor, or consultant of Seller on the other. To the Knowledge of Seller, no employee, independent contractor or consultant is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement that would forbid the performance of his duties in a similar capacity with Purchaser.

                  (b) Except as set forth on Schedule 8.9(b), Seller does not sponsor, maintain, or otherwise have any obligation to contribute to any Plans. Each plan, program, agreement or policy listed on Schedule 8.9(b) that constitutes an "employee pension benefit plan" as defined in Section 3(2) of ERISA is identified as such and further indicates whether such plan is a "multiemployer plan" as defined in Section 3(37) of ERISA. Seller does not sponsor, maintain, or otherwise have any obligation to contribute to any Plan subject to the requirements of Section 412 of the Code or Section 302 of ERISA. Seller does not sponsor, maintain, or otherwise have an obligation to contribute to any Plan providing retiree health, medical, life insurance, or other welfare benefits to any current employees of Seller.

                  (c) For each Plan, Seller has heretofore made available to Purchaser or Purchaser's counsel (i) a true, complete and correct copy of the Plan (and, if applicable, related trust agreements, annuity contracts, insurance contracts, and summary plan descriptions) with all amendments thereto, (ii) the most recent IRS determination letter (if any), (iii) the most recently available actuarial valuation and statement of assets (if any); and (iv) the most recent annual report (including Form 5500 and any applicable schedules thereto) required to be prepared in connection with such Plan. Seller has heretofore made available to Purchaser or Purchaser's counsel a true, complete and correct copy of each agreement listed on Schedule 12.12.

                  (d) Except as set forth on Schedule 8.9(d), each Plan has been established, maintained and administered in compliance with its terms and all applicable Laws or regulations. There are no Claims (other than routine claims for benefits) pending, or, to the Knowledge of Seller, threatened, with respect to any Plan or the assets of any Plan, and, to the Knowledge of Seller, no facts exist which could reasonably be expected to give rise to any such Claims (other than routine claims for benefits). All contributions due with respect to any of the ERISA Plans including, without limitation, the Union Savings Plan and the OmniQuip Savings Plan, have been made as required under ERISA and have been accrued on Seller's financial statements, as of the end of Seller's most recent fiscal year preceding the date of this Agreement, in accordance with GAAP.

                  (e) Seller has provided, or will have provided, to individuals entitled thereto all required notices within the applicable time period and all required coverage pursuant to Section 4980B of the Code with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date, and no Tax payable on account of
Section 4980B of the Code has been incurred with respect to any Employee or Former Employee of the Business.

                  (f) With respect to each ERISA Plan that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA: (i) neither any ERISA Plan nor any fiduciary of Seller or any ERISA Plan has engaged in a "prohibited transaction" as defined in Section 406 of ERISA; (ii) all filings and reports as to each ERISA Plan required to have been made on or before the Closing Date to the Internal Revenue Service (the "IRS") or the United States Department of Labor (the "DOL") have been or will be made on or before such date; (iii) except as disclosed on Schedule 8.7, there is no litigation, audit, governmental proceeding or investigation pending or to the Knowledge of Seller threatened with respect to any ERISA Plan, its related trusts, or any fiduciary, administrator or sponsor of any such ERISA Plan in said capacity; and there has not been any (iv) termination, or determination of the Secretary of the Treasury of partial termination, of any ERISA Plan, (v) commencement of any proceeding to terminate any ERISA Plan pursuant to ERISA, or (vi) written notice given to Seller or to the Business of the intention to commence or seek the commencement of any such proceeding with respect to any ERISA Plan, which, under subparagraph
(iv), resulted or, under subparagraph (v) or (vi), would result in an insufficiency of plan assets necessary to satisfy benefits guaranteed under section 4022 of ERISA;

                  (g) With respect to an ERISA Plan maintained, sponsored, contributed to, or required to be contributed to by Seller or any ERISA Affiliate that is a "multiemployer plan" as defined in Section 3(37) of ERISA:
(i) there has never been a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA, by Seller or any ERISA Affiliate; (ii) such ERISA Plan has never asserted that there has been a "complete withdrawal" or a "partial withdrawal," as such events are respectively determined under Sections 4203 and 4205 of ERISA, by Seller or any of its ERISA Affiliates,

(iii) no event has occurred that, alone or with the passage of time, presents a material risk of a complete withdrawal or partial withdrawal with respect to Seller or any of its ERISA Affiliates, (iv) neither Seller nor any of its ERISA Affiliates is delinquent in making any contribution required to be made to each such ERISA Plan, (v) there is no pending dispute between such ERISA Plan and Seller or any of its ERISA Affiliates, and (vi) if Seller and/or its ERISA Affiliates completely withdrew from such ERISA Plan (as determined under Section 4203 of ERISA) on the date hereof, there would be no basis for that ERISA Plan to assess against Purchaser any amount of withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA.

                  (h) With respect to each ERISA Plan which is subject to
Section 401(a) of the Code: (i) Seller has received a favorable determination letter as to qualification of each such ERISA Plan under Section 401(a) of the Code; (ii) each ERISA Plan has been funded in accordance with its governing documents, ERISA and the Code, and there has been no accumulated funding deficiency, as defined in Section 412 of the Code whether or not waived, at any time; (iii) there has been no "Reportable Event" within the meaning of section 4043 of ERISA (without regard to whether the Pension Benefit Guaranty Corporation ("PBGC") has waived the requirement to report the occurrence of such event); and (iv) all filings, premium payments, reports and notices as to each ERISA Plan required to have been made on or before the Closing Date to the PBGC have been or will be duly made on or before that date.

                  (i) The consummation of the transactions contemplated by this Agreement will not, except as otherwise expressly set forth in Article XII of this Agreement or any Retention Agreement listed on Schedule 12.12 and provided to Purchaser or Purchaser's counsel as required by Section 8.9(c) hereto, (i) entitle any employee of Seller to severance pay or termination benefits for which Purchaser or any of its Affiliates may become liable or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee of Seller for which Purchaser or any of its Affiliates may become liable.

                  (j) Without limiting the generality of any other representation contained herein, there exists no Encumbrance, and to the Knowledge of Seller no facts exist which could reasonably be expected to give rise to an Encumbrance, against any Purchased Assets arising under Sections 302(f) or 4068(a) of ERISA or Section 412(n) of the Code.

                  (k) No "payment in the nature of compensation" (as such term is defined in Section 280G(b) of the Code), whether in cash or property or the vesting of the right to receive cash or property, or the acceleration of the timing of the receipt of cash or property, has been made or may be made to or for the benefit of any director, officer, employee, shareholder, independent contractor, or consultant of the Seller that would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code), and no such person is entitled to receive any additional payment from the Purchaser or Seller in the event that the excise tax required by Section 4999(a) of the Code is imposed on such person.

         8.10. Intellectual Property Rights: Except as set forth in Schedule
8.10:

                  (a) Seller owns, possesses, or has the right to use the patents, trademarks and tradenames listed in Schedule 8.10(a). The Purchased Rights constitute all the

Intellectual Property necessary for Purchaser to design, manufacture, sell and service telescopic material handlers and component parts in substantially the same manner as designed, manufactured, sold and serviced by Seller in the ordinary course of the Business consistent with past practice immediately prior to the execution of this Agreement and otherwise to conduct the Business as presently conducted by Seller with customers of the Business, and the consummation of the transactions contemplated hereby will not alter or impair any such rights, except to the extent such rights are transferred to Purchaser pursuant to this Agreement.

                  (b) The rights of Seller in and to each item of Purchased Rights are owned outright by Seller free and clear of any Encumbrance and all of Seller's rights in and to the Intellectual Property are freely assignable in Seller's own name, including the right to create derivatives, and Seller is not under any obligation to pay any royalty or other compensation to any third party or to obtain any approval or consent for use of any of the Purchased Rights.

                  (c) None of the Purchased Rights are subject to any outstanding judgment, order, decree, stipulation, injunction, Claim or charge. Seller has not received any written notice regarding any, and to the Knowledge of Seller there is no threatened, charge, complaint, action, suit, proceeding, hearing, investigation, Claim, demand or threat challenging the legality, validity, enforceability, use or ownership of any of the Purchased Rights.

                  (d) No material breach or default (or event which with notice or lapse of time or both would result in a breach or default) by Seller exists under any agreement pursuant to which Seller uses any Purchased Rights, and the consummation of the transactions contemplated by this Agreement will not violate or conflict with or constitute a breach or default (or an event which, with notice or lapse of time or both, would constitute a breach or default) or result in a forfeiture under, or constitute a basis for termination of, any such agreement.

                  (e) To the Knowledge of Seller, no Purchased Right owned by Seller, and no Product offered, licensed, sold or under development by Seller for the Business, infringes any Intellectual Property right, right of privacy or other proprietary right of any Person or would give rise to an obligation to render an accounting to any Person as a result of co-authorship, co-invention or an express or implied contract for any use or transfer. Seller has not received any written notice of any Person alleging or threatening to assert that Seller's use of the Purchased Rights as used in the conduct of the Business infringes upon or is in conflict with the Intellectual Property or proprietary rights of such Person.

                  (f) Seller has not sent or otherwise communicated to any other Person any notice, charge, claim or assertion of, nor to the Knowledge of Seller is there, any present, impending or threatened infringement by any other Person of any of the Purchased Rights.

                  (g) To the Knowledge of Seller, no current or former employees or independent contractors of Seller have any lawful and valid claims or rights to any of the Purchased Rights.

                  (h) Seller has not sold, licensed, leased or otherwise transferred or granted any interest or rights to any Purchased Right (except for licenses, leases, transfers or grants of interests or rights to any Purchased Right which are no longer in effect).

                  (i) The Purchased Assets include documentation of all material designs, specifications, and production processes of all products manufactured by the Business. Such documentation is in a form that is consistent with industry standards. Seller makes no representation or warranty regarding Purchaser's ability after the Closing to produce products manufactured by the Business of the same quality or for the same cost as produced by the Business prior to the Closing.

         8.11. Environmental Matters: Except as disclosed in Schedule 8.11, (i) the present and historical operations of Seller (since Seller acquired the Business) and the operation, use and maintenance of the Purchased Assets (since Seller acquired the Business) are not and have not been in any violation of any applicable Environmental Law that would constitute a material liability as of the Closing, and to the Knowledge of Seller the operation, use and maintenance of the Purchased Assets prior to their acquisition by Seller have not been in violation of any applicable Environmental Law that would constitute a material liability as of the Closing; (ii) since the acquisition of the Business by Seller, no inspection or investigation by any Governmental Entity at or about the Real Property or in connection with any of the Purchased Assets has resulted in a request for information, citation, complaint, notice of violation, suit, proceeding or letter demanding cleanup of Hazardous Substances pursuant to any Environmental Law, nor, to the Knowledge of Seller, is any such request for information, citation, complaint, notice of violation, or letter threatened, nor to the Knowledge of Seller does any condition exist with respect to any such Real Property or Purchased Assets which could reasonably be expected to result in any such request for information, citation, complaint, notice of violation or letter; (iii) Seller has not disposed of any Hazardous Substances at, on or under the Real Property since the Seller acquired the Business and, to the Knowledge of Seller, prior to the acquisition there has been no release, spill, disposal or leak of any Hazardous Substances at, on or under the Real Property,
(iv) since Seller acquired the Business, and to the Knowledge of Seller, prior to the acquisition, there has been no non-compliance with Environmental Laws relating to the generation, storage, handling, treatment, recycling, removal, emission, release, cleanup, transport or disposal of Hazardous Substances at, on under or from the Real Property and otherwise with respect to the Business that has caused, or reasonably could cause, a material liability; (v) to the Knowledge of Seller, there are no Hazardous Substances present at the surface or subsurface levels of the Real Property, or present in the air above, or the air and water immediately surrounding or the groundwater under such property which are in excess of any concentration levels or standards prescribed or permitted by any applicable Environmental Law or would require remediation pursuant to any Environmental Law nor, to the Knowledge of Seller, does any condition exist at, on, about or under the Real Property that would now or in the future require remedial investigation, remediation, corrective action or closure under the provisions of any Environmental Law or that would constitute a nuisance or other violation of any Environmental Law, (vi) to the Knowledge of Seller there are no underground storage tanks located at any Real Property; (vii) Seller has not, in the course of the Business, sent or disposed of, otherwise had taken or transported, arranged for the taking or disposal of (on behalf of itself, a customer or any other Person) or in any other manner participated or been involved in the taking of or disposal or release of a Hazardous Substance to or at a site that pursuant to any Environmental Law, (A) has been placed on the "National Priorities List," the "CERCLIS" list, or any similar state or federal list, or (B) is subject to or the source of a Claim, an administrative order or other request to take "removal," "remedial," "corrective" or any other "response" action, as defined in any Environmental Law, or to pay for the costs of any such action at the site; and

(viii) Seller has not received (and has no basis to reasonably expect to receive) notice of any Claims from any Person relating to property damage, natural resource damage, or to personal injuries from exposure to any Hazardous Substance.

         8.12. Tax Matters: Except as set forth on Schedule 8.12: Seller has paid all material Taxes due and payable prior to the Closing Date arising out of or relating to the operation of the Business or the Purchased Assets, whether or not shown on any Return, except for any Taxes which Seller is contesting in good faith and for which adequate reserves have been established. Seller has timely filed or caused to be filed all material Returns that are required to have been filed by it prior to the Closing Date (other than those for which extensions shall have been granted prior to the Closing Date) relating to any Taxes arising out of or relating to the operation of the Business or the Purchased Assets and all such Returns are true, correct and complete in all material respects. None of the Purchased Assets is subject to any Encumbrance arising in connection with the failure or alleged failure to pay any Tax. Seller is not a foreign person within the meaning of Section 1445(f)(3) of the Code. None of the Purchased Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Purchaser shall have no transferee liability for any material Taxes due or to become due from Seller, regardless of whether such Taxes arise out of or relate to the operation of the Business or the Purchased Assets. Seller has withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

         8.13. Labor Matters: Except as disclosed on Schedule 8.13, (a) Seller is not a party to or subject to any contract, commitment, agreement, understanding or other arrangement with any labor organization, nor work rules or practices agreed to with any labor organization or employee association, applicable to the Seller's employees, nor is Seller a party to or bound by any collective bargaining or similar agreement; (b) there are no agreements with labor unions, work councils or associations representing employees of the Business; (c) there are no current or, to the Knowledge of Seller, threatened, strikes, slowdowns, picketing, work stoppages, lockouts or other occurrences, events or conditions of a similar character in which any of said employees are participating, and during the last three (3) years there has not been any such action; (d) there are no union claims to represent the employees of Seller nor have there been any such claims within the last three (3) years; (e) there is, and within the last three (3) years has been, no representation of the employees by any labor organization and, to the Knowledge of Seller, there are no union organizing activities among the employees; (f) Seller has not engaged in any material unfair labor practices as defined in the National Labor Relations Act or other applicable Law and Seller is, and has for the past three (3) years been, in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health; (g) there is no unfair labor practice charge or complaint against Seller pending or, to the Knowledge of Seller, threatened before the National Labor Relations Board or any other Governmental Entity; (h) there is no grievance pending or, to the Knowledge of Seller, threatened against Seller arising out of any collective bargaining agreement or other grievance procedure; (i) there are no charges with respect to or relating to Seller pending or, to the Knowledge of Seller, threatened before the Equal Employment Opportunity Commission or any other Governmental Entity responsible for the prevention of unlawful employment practices; (j) Seller has not received notice of the intent of any Governmental Entity responsible for the enforcement of labor or employment Laws to conduct an investigation with respect to or relating to Seller and no such investigation is in progress; and (k) no complaints, lawsuits or other proceedings are pending or, to the Knowledge of Seller, threatened in any forum by or on behalf of any employee or former employee of Seller, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract, commitment, agreement, understanding or other arrangement for employment, any Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with any employment relationship.

         8.14. Used Equipment. Schedule 8.14 contains an inventory of each item of used equipment as of the last practicable date prior to the date hereof.

         8.15. Insurance. Schedule 8.15 contains a true and complete list of all policies of casualty, liability, theft, fidelity, life and other forms of insurance relating to the Business or the Purchased Assets. Each such policy is valid and binding, and is and has been in effect during the last three (3) years. All insurance policies are in the name of Seller and all premiums with respect to such policies are currently paid. Seller has not received notice of cancellation or termination of any such policy, nor has it been denied or had revoked or rescinded any policy of insurance, nor borrowed against any such policies.

         8.16. Customers and Suppliers. None of the twenty largest suppliers or customers of the Business has canceled or otherwise terminated, or made any written threat to Seller to cancel or otherwise terminate, such entity's relationship with Seller or has during the last twelve (12) months decreased materially (other than decreases consistent with the state of the economy generally or the markets served by the Business), or made any threat or indication of intent to Seller to decrease materially (other than decreases consistent with the state of the economy generally or the markets served by the Business), such entity's services or supplies to Seller or such entity's purchase of Products, as the case may be. To the Knowledge of Seller, the transactions contemplated by this Agreement will not adversely affect the business relationship with any such supplier or customer.

         8.17. Product or Service Liability. Except as set forth on Schedule 8.17, there is no Claim pending or, to the Knowledge of Seller, threatened against or involving Seller, the Purchased Assets or the Business relating to any services performed by Seller and alleged to have been defective or improperly rendered, or any Products delivered by or sold by Seller which are alleged to be defective or not in compliance with contractual requirements or applicable standards or Laws. Except as set forth on Schedule 8.17, Seller has not instituted, undertaken or contemplated, since 1999, and has no liability or obligation to institute, undertake or contemplate, any recall, notification, retrofit, field safety, service bulletin, or other remedial or corrective actions relating to any Products or services performed therefor.

         8.18. Permits. Schedule 8.18 lists all Permits and such schedule specifies which of the Permits can be transferred to Purchaser only with the consent of a third party. Seller is in compliance with the terms of all of the Permits in all material respects and the Permits are in full force and effect. No proceeding is pending or, to the Knowledge of Seller, threatened, to cancel, suspend, revoke or limit any of the Permits and, to the Knowledge of Seller, there is no basis for any such proceeding.

         8.19. Brokers. No agent, broker, investment banker, Person or firm acting on behalf of Seller or under the authority of Seller is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

         8.20. Product Warranties. Except as set forth on Schedule 8.20, to the Knowledge of Seller each Product has been designed, manufactured and sold in conformity with all applicable contractual commitments, standards, Laws and all express and implied warranties. Except for implied warranties, Schedule 8.20 includes the standard forms of all product warranties and guarantees issued by Seller during the past three (3) years in connection with the operation of the Business, and no Product is subject to any guaranty, warranty, or other indemnity beyond the terms set forth in such standard forms.

                                   ARTICLE IX
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller as of the date hereof and again as of the Closing Date as follows:

         9.1. Organization and Authority: Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of its State of formation, and Purchaser has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, to execute and deliver this Agreement and the Related Documents and to perform the obligations to be performed by it hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Purchaser is duly qualified to do business as a foreign corporation and is in good standing, in all jurisdictions in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except for any non-qualification which does not have a material adverse effect on the business or operations of Purchaser.

         9.2. Corporate Action; No Conflict; Consent and Approval:

                  (a) The execution and delivery by Purchaser of this Agreement and the Related Documents to be delivered by Purchaser and Purchaser's performance of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action of Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and is, and each of the Related Documents when executed and delivered by Purchaser in accordance with its terms will be, the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally. Neither the execution, delivery or performance by Purchaser of this Agreement or any of the Related Documents, nor the consummation by Purchaser of the transactions contemplated hereby or thereby, nor compliance by Purchaser with any provision hereof or thereof will (i) conflict with or result in a breach of any provision of the charter or by-Laws of Purchaser, or (ii) violate any provision of

Law, statute, rule or regulation, or any order, writ, injunction, permit, judgment or decree of any court or other governmental or regulatory authority applicable to the Purchaser. Notwithstanding the foregoing, Purchaser makes no representation or warranty as to the enforceability of the Deed Restriction.

                  (b) Except as set forth in Schedule 9.2(b), no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal, or administrative, governmental or regulatory body, agency or authority is necessary for the execution and delivery by Purchaser of this Agreement or any other documents contemplated by this Agreement or the consummation by Purchaser of the transactions contemplated hereby or thereby. Except as set forth in Schedule 9.2(b), no consent or approval by, or any notification of or filing with any Person is required in connection with the execution, delivery, and performance by Purchaser of this Agreement or any other documents contemplated by this Agreement or the consummation of the transactions contemplated hereby or thereby.

         9.3. Brokers. No agent, broker, investment banker, Person or firm acting on behalf of Purchaser or under the authority of Purchaser is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto other than Purchaser in connection with any of the transactions contemplated hereby.

         9.4. Funding of Purchase Price. JLG has senior credit lines totaling $175,000,000. Consent of the lender parties to such credit lines is required to consummate the transactions contemplated by this Agreement. Assuming such consent is obtained, such credit lines together with JLG's existing cash balances are sufficient to enable JLG to fund Purchaser's obligation to pay the Closing Payment and the Note Payment. Purchaser has no reason to believe that the requisite consent of the lender parties to the credit lines will not be obtained on a timely basis to permit consummation of the transactions contemplated by this Agreement.

                                    ARTICLE X
                     CONDITIONS TO OBLIGATIONS OF PURCHASER

                  The obligations of Purchaser under this Agreement are, at its option, subject to the fulfillment, on or before the Closing Date, of the following conditions precedent:

         10.1. Representations and Warranties. The representations and warranties of Seller and Guarantor contained herein that are qualified by materiality or subject to thresholds shall be true and correct in all respects and the representations and warranties of Seller that are not so qualified contained herein shall be true and correct in all material respects as of the date hereof and (a) with respect to the representations and warranties contained in Sections 8.1, 8.2, 8.3(a), 8.4, 8.5, 8.6 (except for Section 8.6(a)(iii)),
8.8, 8.9, 8.10, 8.13, and 8.18, as of the Closing Date as if made on and as of the Closing Date, (b) with respect to the representations and warranties contained in Section 8.3(b)(i), as of the Closing Date as if made on and as of the Closing Date; provided, that (i) subject to clause (iii) below, the loss of any customer to the telescopic material handler industry generally (e.g., as a result of such customer's bankruptcy or dissolution), as opposed to the loss of such customer by the Business in particular, shall not be deemed material for purposes of this Section 10.1, (ii) the loss of any customer of the Business shall not be deemed material for purposes of this Section 10.1 in the event that such customer shifts substantially all of the business such customer conducted with the Business to JLG, and (iii) the loss of any customer accounting for more than ten percent (10%) of the Business' revenues, based on the revenues of the Business for then-most recent twelve full months, shall be deemed material for purposes of this Section 10.1, and (c) with respect to the representations and warranties contained in Sections 8.3(b)(v) and 8.3(b)(viii), as of the Closing Date as if made on and as of the Closing Date; provided, that in the event that such representations and warranties contained in Sections 8.3(b)(v) and 8.3(b)(viii) are not true and correct in all material respects on and as of the Closing Date, the Closing Date may be delayed by no more than ten (10) Business Days to afford Seller an opportunity to cure any violation of such representations and warranties.

         10.2. Covenants; Adverse Change. Seller and Guarantor shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with on or prior to the Closing Date. As of the Closing Date, there shall have been no material adverse change in the condition (financial or otherwise), assets, liabilities, or operations of Seller, the Purchased Assets or the Business; provided, however, that the presence of a material adverse change in the Business attributable to or resulting from (a) an adverse change in the construction equipment industry; (b) the public announcement of the transactions contemplated hereby; (c) any act or omission of Seller taken with the prior written consent of Purchaser; or (d) actions taken by Seller at the specific written request of James H. Woodward, Jr. or Thomas D. Singer shall not be a material adverse change in the condition of the Business for purposes of this Section 10.2.

         10.3. Officer's Certificate. Purchaser shall have received certificates, dated as of the Closing Date, duly executed by an authorized officer of Seller and Guarantor, respectively, certifying that:

                  (a) the conditions set forth in Sections 10.1 and 10.2 have been fulfilled;

                  (b) all documents to be executed by Seller or Guarantor, as applicable, and delivered at the Closing have been executed by a duly authorized officer of Seller or Guarantor, as applicable;

                  (c) (A) the articles of incorporation and bylaws of Seller or Guarantor, as applicable, attached to the certificate, are true and complete,
(B) such organizational documents have been in full force and effect in the form attached since the date of the adoption of the resolutions referred to in clause
(C) below and no amendment to such organizational documents has occurred since the date of the last amendment annexed thereto, and (C) the resolutions adopted by the board of directors of Seller or Guarantor, as applicable (or a committee thereof duly authorized) authorizing the execution, delivery and performance of this Agreement, attached to the certificate, were duly adopted at a duly convened meeting thereof, at which a quorum was present and acting throughout or by unanimous written consent, remain in full force and effect, and have not been amended, rescinded or modified, except to the extent attached thereto; and

                  (d) the officer of Seller or Guarantor, as applicable, executing this Agreement is an incumbent officer, and the specimen signature on such certificate is a genuine signature.

         10.4. No Injunction. No Law shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits the consummation of all or any part of the transactions contemplated hereby, and no action or proceeding shall be pending or threatened by any Governmental Entity or other Person seeking any such order or decree or seeking to recover any damages or obtain other relief as a result of the consummation of such transactions.

         10.5. Consents; Permits. Purchaser shall have received duly executed, valid, enforceable and delivered copies of all waivers, consents, terminations and approvals from third parties required for the consummation of the transactions contemplated hereby and for the conduct of the Business by Purchaser in the manner presently conducted, including the transfer of the material Assigned Contracts and, to the extent transferable under applicable Law, the material Permits, in each case as set forth on Schedule 10.5.

         10.6. Certain Other Closing Documents. Seller shall have delivered or caused to be delivered to Purchaser:

                  (a) duly executed copies of the Conveyance Instruments and the Power of Attorney;

                  (b) a duly executed Intellectual Property License Agreement in substantially the form of Exhibit B hereto;

                  (c) an assignment, in recordable form, for each of the Leases, together with (i) any required consent of the lessor thereunder and (ii) an executed estoppel certificate from the lessor thereunder in form and substance reasonably satisfactory to Purchaser;

                  (d) assignments for the registrations and applications included in the Purchased Rights in such form or forms as shall be recordable in the United States Patent and Trademark Office, the Library of Congress, and any applicable foreign jurisdiction in which such registrations have been made or such applications have been filed;

                  (e) all such other bills of sale, assignments, lien releases and other similar documents and agreements as shall be requested by Purchaser to vest in Purchaser good and marketable title to all of the Purchased Assets, free and clear of all Encumbrances;

                  (f) a certificate, as described in Treasury Regulations
Section 1.1445-2(b), certifying that Seller is not a foreign person as defined in Section 1445(f)(3) of the Code; and

                  (g) duly executed Port Washington Lease in substantially the form of Exhibit D hereto.

         10.7. Certificate of Good Standing. Purchaser shall have received a certificate of good standing in respect of Seller and Guarantor certified by the Secretary of State or other appropriate official of the State of Delaware, dated as of a date not more than ten (10) days prior to the Closing Date.

         10.8. Receipt. Seller shall have delivered to Purchaser a receipt acceptable to Purchaser acknowledging receipt of the Closing Payment in satisfaction in full of Purchaser's obligation to make the Closing Payment pursuant to Section 3.2.

         10.9. HSR Act Approval. The waiting period required under the HSR Act shall have expired or been terminated, without the initiation of legal action by the Federal Trade Commission or the Department of Justice.

                                   ARTICLE XI
                       CONDITIONS TO OBLIGATIONS OF SELLER

                  The obligations of Seller under this Agreement are, at its option, subject to the fulfillment, on or before the Closing Date, of each of the following conditions precedent:

         11.1. Representations and Warranties. The representations and warranties of Purchaser contained herein that are qualified by materiality or subject to thresholds shall be true and correct in all respects and the representations and warranties of the Purchaser that are not so qualified contained herein shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date.

         11.2. Covenants. Purchaser shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with on or prior to the Closing Date.

         11.3. Officer's Certificate. Seller shall have received a certificate, dated as of the Closing Date, duly executed by an authorized officer of Purchaser, certifying that:

                  (a) the conditions set forth in Sections 11.1 and 11.2 have been fulfilled;

                  (b) all documents to be executed by Purchaser and delivered at the Closing have been executed by a duly authorized officer of Purchaser;

                  (c) (A) Purchaser's articles of incorporation and bylaws, attached to the certificate, are true and complete, (B) such organizational documents have been in full force and effect in the form attached since the date of the adoption of the resolutions referred to in clause (C) below and no amendment to such organizational documents has occurred since the date of the last amendment annexed thereto, and (C) the resolutions adopted by the board of directors of Purchaser (or a committee thereof duly authorized) authorizing the execution, delivery and performance of this Agreement, attached to the certificate, were duly adopted at a duly convened meeting thereof, at which a quorum was present and acting throughout or by unanimous written consent, remain in full force and effect, and have not been amended, rescinded or modified, except to the extent attached thereto; and

                  (d) Purchaser's officer executing this Agreement is an incumbent officer, and the specimen signature on such certificate is a genuine signature.

         11.4. No Injunction. No Law shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits the consummation of all or any part of the transactions contemplated hereby, and no action or proceeding shall be pending or threatened by any Governmental Entity or other Person seeking any such order or decree or seeking to recover any damages or obtain other relief as a result of the consummation of such transactions.

         11.5. Certificate of Good Standing. Seller shall have received a certificate of status or other similar document in respect of Purchaser certified by the Secretary of State or other appropriate official of the State of Delaware, dated as of a date not more than ten (10) days prior to the Closing Date.

         11.6. Certain Other Closing Documents. Purchaser shall have delivered or caused to be delivered to Seller:

                  (a) payment of the Closing Payment by wire transfer of immediately available funds directly to the account designated by Seller in accordance with Section 3.2 (or such other method of funds transfer as may be agreed upon by Purchaser and Seller);

                  (b) a duly executed Assignment and Assumption Agreement;

                  (c) a duly executed Intellectual Property License Agreement in substantially the form of Exhibit B hereto;

                  (d) resale exemption certificates on the forms prescribed by the taxing authorities of the states of Wisconsin, North Dakota and Minnesota certifying that Seller's acquisition of the Purchased Inventories qualifies for exemption from sales Tax in such states;

                  (e) the Promissory Note; and

                  (f) duly executed Port Washington Lease in substantially the form of Exhibit D hereto.

         11.7. HSR Act Approval. The waiting period required under the HSR Act shall have expired or been terminated, without the initiation of legal action by the Federal Trade Commission or the Department of Justice.

                                   ARTICLE XII
                                EMPLOYEE MATTERS

         12.1. Scope of Section: This Article XII contains the covenants and agreements of the parties with respect to (a) the status of employment of the Employees, and (b) employee benefit plans.

         12.2. Employment Status: Purchaser shall offer employment, on terms that Purchaser believes are reasonably comparable or superior to those currently provided by Seller, to all of the Employees who are actively employed in the Business on the Closing Date, it being agreed that employees who are on layoff and who have a right to return to work in the Business or who are on short-term (up to six months) medical disability (including pregnancy leave) (and who are listed on Schedule 12.2) are to be considered actively employed but that employees on long-term medical disability (and who are listed on Schedule 12.2) and employees whose employment has terminated or will terminate prior to the Closing Date without any right to return to work are not to be considered actively employed. For the purposes of this Agreement (i) the terms "layoff", "right to return to work", "short-term disability", "long-term disability", and "pregnancy leave" shall be construed in accordance with the personnel policies of the Business and the collective bargaining agreements covering Employees as of the Closing Date, and (ii) Employees who are actively employed in the Business on the Closing Date shall be referred to as "Included Employees." Employees who accept Purchaser's offer of employment are hereinafter collectively called "Transferred Employees." Seller agrees to use reasonable efforts to cause the Transferred Employees to become employees of Purchaser as of the Closing Date, which reasonable efforts shall include affording Purchaser reasonable opportunities to review employment and personnel records of Employees, to discuss with Employees terms and conditions of employment with Purchaser as of the Closing Date and to distribute to the Transferred Employees forms and documents relating to employment with Purchaser. Seller shall deliver to Purchaser as of the Closing Date all personnel files relating to Transferred Employees.

         12.3. Former Employees: Purchaser shall assume the benefits liabilities for Former Employees (including Employees who are on long-term disability as of the Closing Date) to the extent described on Schedule 12.3, being consistent with those benefits provided by Seller or an Affiliate of Seller prior to the Closing Date. Schedule 12.3 contains a true and complete list of all Former Employees eligible for welfare benefits of any kind (including, without limitation, retiree health or life insurance, severance benefits, and continuation coverage under Section 4980B of the Code and Sections 601 through 608 of ERISA and similar state Laws), and a complete description of the benefits such Former Employees are eligible to receive from and after the Closing Date. Seller shall retain all other liabilities for Former Employees (including Employees on long-term disability as of the Closing Date).

         12.4. Defined Contribution Plans: As of the Closing Date, Purchaser shall assume the sponsorship and assets and liabilities related to the Union Savings Plan and the OmniQuip Savings Plan. Seller agrees to use reasonable best efforts to assist Purchaser in assuming the sponsorship and assets and liabilities related to such plans, including adoption of any amendments to such plans and related trust agreements, annuity contracts, or other funding vehicles.

         12.5. Union Contract(s): Seller shall perform all obligations under all collective bargaining agreements between Seller and any labor organization that are included in the Assigned Contracts that are required to be performed prior to the Closing Date. All such collective bargaining agreements are identified on
Schedule 8.13. Purchaser acknowledges that at Closing it will become a successor employer under such collective bargaining agreements and agrees to assume, perform and discharge all obligations of Seller arising under such agreements after the Closing Date.

         12.6. Vacation and WARN Act Liability: Purchaser shall assume, discharge, pay and be solely liable for all obligation, cost or expense for:

                  (a) any earned vacation or holiday pay relating to Transferred Employees actively employed in the Business on the Closing Date and reflected on the Closing Statement of Net

Assets Acquired, together with any salaried employees holiday pay for such Transferred Employees;

                  (b) any Claim or liability relating to Included Employees actively employed in the Business on the Closing Date under the Worker Adjustment and Retraining Notification ("WARN") Act, arising from or relating to actions required by this Agreement, and any Claim or liability under the WARN Act relating to Transferred Employees terminated by Purchaser after the Closing Date; and

                  (c) any health, disability or life insurance coverage and any medical and dental benefits payable at any time to Transferred Employees actively employed in the Business on the Closing Date and their eligible dependents to the extent disclosed on Schedule 12.6(c).

         12.7. Health Care Continuation Coverage: Purchaser shall assume, discharge, pay and be solely liable for any and all of Seller's obligations for continued health coverage under Section 4980B of the Code and Sections 601 through 608 of ERISA and similar state Laws (and any proposed, temporary or final rules and regulations issued thereunder) with respect to (i) Transferred Employees and (ii) Former Employees listed on Schedule 12.3.

         12.8. Welfare Benefit Plans - Interim Services: Seller agrees, as an accommodation to Purchaser and if requested by Purchaser at the Closing, to continue to operate its medical, dental, life insurance and disability plans (except for union employee medical and dental benefits provided by Midwest Security, which contract shall be assumed by Purchaser as of the Closing) for the benefit of the Former Employees and Transferred Employees during an interim period (the "Interim Period") commencing on the Closing Date, or, if later, the date the Employee becomes a Transferred Employee and ending, for each such benefit, on the earlier of a date specified by Purchaser for each benefit or December 31, 2003. The purpose of this arrangement is to facilitate benefit coverage until Purchaser is able to establish successor plans for the Transferred Employees. The parties agree that Purchaser is fully responsible for all liabilities and benefits which arise after the Closing Date as the result of the continued operation of these plans for the Business, including, for the avoidance of doubt, payment of all such benefits that are payable after the Closing. Therefore, it is the intent of the parties that the financial obligations of Seller under this Section 12.8 shall be measured as of the Closing Date as if this continuation provision did not exist except as otherwise set forth in this Agreement. Further, this Section 12.8 shall not be construed to impose upon Seller any liability or responsibility under Seller's or the Business' plans except as expressly set forth in this Agreement. Any such plans operated by Seller shall be provided to all eligible Transferred Employees. These benefits shall be identical to the benefits afforded such individuals under the applicable Seller's plans immediately prior to the Closing Date except as may be required by Law. During the Interim Period, such benefits shall be provided to those individuals through Seller's and, as applicable, the Business' existing plans. Purchaser agrees to pay Seller, or if so determined by Seller, any administrative representative of Seller, the premium rates and other direct costs actually payable or incurred under, or contributions made to, Seller's or the Business' welfare benefit plans maintained by Seller at the request of Purchaser under this Section 12.8 for the Transferred Employees plus any reasonable third party administrative service fees related to such premiums or direct costs as well as any reasonable and necessary related expenses incurred by Guarantor for any such continued coverage thereunder.

         12.9. Wage and Tax Reporting: In accordance with the "Alternate Procedure" provided in Section 5 of Revenue Procedure 96-60, 1996-2 C.B. 399, with respect to filing and furnishing Internal Revenue Service Forms W-2, W-3 and 941, from and after the Closing Date (a) Seller and Purchaser shall report on a "predecessor-successor" basis with respect to the Transferred Employees,
(b) Seller shall be relieved of furnishing Internal Revenue Service Forms W-2 to such Transferred Employees to whom it would have been obligated to furnish such forms for the calendar year of the Closing, and (c) Purchaser shall assume the obligations of Seller to furnish such forms to such Transferred Employees for such calendar year.

         12.10. Worker's Compensation Claims: Schedule 12.10 contains a true and complete list of all Claims pending as of the Closing Date resulting from work-related actual or alleged harm or injury to Transferred Employees or Former Employees. Purchaser shall assume liability for all Claims listed on Schedule
12.10 , together with any such Claims commenced after the Closing Date resulting from incidents or accidents occurring either before or after the Closing Date.

         12.11. Long-Term Incentive Compensation: Seller shall retain liability for payment of incentive compensation to Transferred Employees pursuant to Textron's Long-Term Incentive Plan of 1999 paid in Seller's sole discretion for periods ending prior to the Closing.

         12.12. Retention Agreements: After the Closing Date Purchaser shall assume liability for any payments required to be made pursuant to the agreements listed on Schedule 12.12 and provided to Purchaser or Purchaser's counsel as required by Section 8.9(c).

                                  ARTICLE XIII
                            OBLIGATIONS AFTER CLOSING

         13.1. Non-Competition:

                  (a) Seller, for itself and its Affiliates, agrees for a period of two years following the Closing Date, not to carry on or be engaged in the manufacture or sale of telescopic material handlers of the type manufactured or sold by the Business prior to the Closing Date (the "Restricted Business"). Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Seller or any Affiliate of Seller, from (i) acquiring not more than ten percent of the outstanding voting capital stock of a Person engaged in the Restricted Business, whose stock is traded on a national securities exchange or through the automated quotation system of a registered securities association;
(ii) acquiring greater than ten percent of the outstanding capital voting stock of a Person engaged in the Restricted Business where the revenues derived by the acquired party from the Restricted Business do not exceed twenty-five percent of the acquired party's annual revenues or twenty-five million dollars annually, whichever is greater; (iii) selling or providing products or services of a kind currently sold or provided by Seller or any Affiliate of Seller other than the Business; (iv) selling or providing products of a kind sold or provided by the Business that have been repossessed, taken in trade-in or otherwise recovered pursuant to any type of financing agreement or arrangement; (v) to the extent excluded pursuant to the terms of Section 6.2, lease, sale, licensing, or other transfer of any Excluded Asset; or (vi) acquiring any Person engaged in the Restricted Business so long as Purchaser is given an immediate and continuing option for an option period of one hundred twenty (120) calendar days, to commit to acquire such portion of the acquired business engaged in the Restricted Business from Seller or its Affiliate. If Purchaser so commits, closing shall occur within thirty (30) calendar days thereafter. If Purchaser does not so commit or close the transaction within such 30-day period, Seller or its Affiliate may continue to operate such business without being in violation of this Section 13.1. The exercise price for such option shall be an amount equal to the aggregate purchase price, including liabilities assumed, paid by Seller or its Affiliate for its interest in the Person engaged in the Restricted Business, multiplied by a fraction, the numerator of which shall be the net operating profit or other mutually acceptable measure of value of the portion of the acquired business engaged in the Restricted Business during the most recently completed fiscal year prior to the date of Seller's or Seller's Affiliate's acquisition and the denominator of which shall be the net operating profit or other mutually acceptable measure of value of the entirety of the acquired business during the same period. The purchase by Purchaser would be subject to the execution by Seller or its Affiliate and Purchaser of a mutually satisfactory definitive agreement for such purchase.

                  (b) It is agreed by the parties that the foregoing covenants in this Section 13.1 impose a reasonable restraint on the Seller.

                  (c) The covenants in this Section 13.1 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

         13.2. Access: In connection with any of the Retained Liabilities or any financial audit of Seller or any Claim or other governmental investigation of Seller for any matter relating to any period prior to the Closing, or for any other reasonable and lawful purpose, Purchaser shall, upon request, permit Seller and its representatives to have access, at reasonable times during normal business hours and in a manner which is not unreasonably disruptive to the operations of Purchaser, to the Purchased Records and work papers, books and records of Purchaser relating to the Business. Purchaser shall maintain in an orderly manner, and shall not dispose of, the Purchased Records or such work papers, books and records during the six year period beginning with the Closing without Seller's consent. Following the expiration of such six-year period, Purchaser may dispose of the Purchased Records or such work papers, books and records at any time upon giving 90 calendar days' prior written notice to Seller, unless Seller agrees to take possession thereof within such 90 calendar days at no expense to Purchaser.

         13.3. Tax Matters:

                  (a) Allocation of Taxes. Except as expressly set forth in
Section 13.3(b) and Section 13.3(c), Seller shall be responsible for, and will cause to be included in its Returns, all liabilities of Seller for Taxes, including, but not limited to, all Taxes arising out of or relating to the operation of the Business or the Purchased Assets for all periods or portions thereof ending on or before the Closing Date (a "Pre-Closing Tax Period") . Except as expressly set forth in Section 13.3(b) and Section 13.3(c), Purchaser shall be responsible for, and will cause to be included in its Returns, all liabilities of Purchaser for Taxes arising out of or relating to the operation of the Business or the Purchased Assets for all periods or portions thereof commencing after the Closing Date (a "Post-Closing Tax Period"). For purposes of determining each party's liability for Taxes arising out of or relating to the operation of the Business or the Purchased Assets, the Closing Date shall be treated as the last day of a taxable period, whether or not the taxable period in fact ends on the Closing Date.

                  (b) Property Taxes.

                  (i) Apportionment. For purposes of this Agreement, real and personal property Taxes and similar ad valorem Taxes (collectively, "Property Taxes") for a period that includes but does not end on the Closing Date (a "Straddle Period") shall be apportioned between Seller and Purchaser based upon the number of days of such period that are in the Pre-Closing Tax Period (which period shall include the Closing
         Date) and the number of days of such period that are in the Post-Closing Tax Period. In performing such apportionment, all Property Taxes shall be pro-rated based on an equal amount of Property Tax being applied to each day of the Straddle Period, notwithstanding the billing or payment of any installment payments. Seller shall be liable for all such Property Taxes apportioned to the Pre-Closing Tax Period and Purchaser shall be liable for all such Property Taxes apportioned to the Post-Closing Tax Period

                  (ii) Return Filing and Payment Responsibility. With respect to any Property Tax Return for a Straddle Period, Purchaser shall prepare and file any such Property Tax Return and pay any Property Tax reflected on such Property Tax Return; provided, however, that Seller shall promptly reimburse Purchaser for any Property Tax for a Pre-Closing Tax Period (calculated in accordance with Section 13.3(b)(i)) reflected on such Property Tax Return. Purchaser shall permit Seller and its advisors to review and comment on each such Property Tax Return prior to filing and shall make such revisions to such Property Tax Returns as are reasonably requested by Seller.

                  (c) Transfer and Sales Taxes. Purchaser shall pay all transfer Taxes, sales Taxes and other similar Taxes (collectively, "Transfer Taxes") incurred by reason of the transfer of the Purchased Assets by Seller to Purchaser hereunder up to an amount not to exceed $25,000. Seller shall pay all Transfer Taxes in excess of such amount. The parties shall cooperate in providing any information and documentation necessary to obtain any available exemptions from such Transfer Taxes. Solely for purposes of recording the transfers of the Real Property included among the Purchased Assets, filing any related Real Property Transfer Tax Returns and determining any related Real Property Transfer Tax, Seller and Purchaser agree to treat the net book values of such Real Property as determined for purposes of the Reference Statement of Net Assets Acquired as the consideration for such Real Property. Solely for purposes of recording the transfers of the Real Property included among the Purchased Assets, filing any related Real Property Transfer Tax Returns and determining any related Real Property Transfer Tax, Seller and Purchaser agree to treat the net book values of such Real Property as determined for purposes of the Reference Statement of Net Assets Acquired as the consideration for such Real Property.

                  (d) Survival of Covenants. Notwithstanding anything herein to the contrary, the covenants contained in Section 4.5, this Section 13.3 and
Section 15.3, the representations
and warranties contained in Section 8.12 and the indemnification obligations with respect thereto shall survive until thirty (30) days after the expiration of the applicable statute of limitations (including any applicable extensions thereof).

         13.4. Ownership of the Business; Use of Purchased Records: Except as permitted in the next succeeding sentence, neither Seller nor Purchaser shall, after the Closing Date, expressly or impliedly convey the impression that Seller continues to own the Business. Purchaser agrees that, no later than 60 calendar days after the Closing Date, it will not distribute any Purchased Records without over-printing or stickering the same to show Purchaser as the owner and source thereof. Purchaser shall produce its own trade literature, brochures, bulletins, labels, stationery, websites, molds, and/or dies which do not contain the name "Textron" as soon as practicable and in any event within six months after the Closing Date. In addition to any other indemnification provisions contained herein, Purchaser specifically agrees to indemnify Seller and Seller's Affiliates against and hold it harmless from any damage, loss, claim, or suit (and related expenses) arising from the use by Purchaser of trade literature, brochures, bulletins, labels, stationery, and promotional content contained on websites to the extent the foregoing is included in the Purchased Assets.

         13.5. Further Assurances: From time to time after the Closing, without further consideration, the parties shall cooperate with each other and shall execute and deliver instruments of transfer or assignment, or such other documents to the other party as such other party reasonably may request to evidence or perfect Purchaser's right, title and interest to the Purchased Assets, and otherwise carry out the transactions contemplated by this Agreement.

         13.6. Guarantee: Purchaser shall use all commercially reasonable efforts to terminate the Textron guarantee identified on Schedule 2.1(n), a true and complete copy of which has been provided to Purchaser, and arrange for Purchaser to assume Textron's obligations under the guarantee as soon as possible after the Closing Date.

         13.7. Former Product Lines: Seller shall use reasonable best efforts prior to the Closing to remove from the Purchased Assets any proprietary information related to Seller's former Snorkel and skid steer loader product lines, and shall, prior to the Closing, cause all services in respect of such product lines performed by any Included Employee to be performed by other personnel of Seller or an Affiliate of Seller. Purchaser covenants and agrees that, in the event that Seller inadvertently fails to remove any such proprietary information from the Purchased Assets, Purchaser and its Affiliates, as applicable, will return such information to Seller upon its discovery and shall not, to the knowledge of Purchaser's officers or sales and marketing personnel, make use of such proprietary information or disclose such proprietary information to third parties.

         13.8. Post-Closing Payments: At the Closing, Purchaser shall pay Seller the amounts set forth on Schedule 13.8, which amounts represent Seller's estimate (the "Estimated Payment") for the first month following the Closing Date of payments to be made by Seller relating to obligations assumed by Purchaser hereunder, as set forth in detail on Schedule 13.8. For the applicable time periods set forth on such Schedule 13.8, Purchaser shall pay Seller an amount equal to the then-applicable portion of the Estimated Payment (as such estimate may be revised from time to time by Seller) each month after the Closing Date no later than the fifteenth day of the month. Seller shall revise the Estimated Payment from time to time to account for differences between Estimated Payments made by Purchaser and actual payments made by Seller on Purchaser's behalf for Assumed Liabilities, and the parties shall true up the balance of payments on a quarterly basis. Estimated Payments not received by Seller by the fifteenth day of each month shall bear interest through the date that Seller receives the Estimated Payment at a rate equal to JLG's blended borrowing rate on interest-bearing debt for Purchaser's most recently completed fiscal quarter. Notwithstanding anything herein to the contrary, no more frequently than every thirty (30) days, (a) Purchaser shall be entitled to charge Seller for (and may offset such amounts against any Estimated Payments or any other payments due Seller hereunder) any payments made by Purchaser or Purchaser's Affiliates relating to obligations retained by Seller hereunder (including without limitation any payments in respect of any Retained Liabilities), and (b) Seller shall be entitled to charge Purchaser for (and may offset such amounts against any payments due Purchaser hereunder) any payments made by Seller or Seller's Affiliates relating to obligations assumed by Purchaser hereunder (including without limitation any payments in respect of any Assumed Liabilities) other than such obligations that are included in the Estimated Payment.

         13.9. Post-Closing Assistance. Purchaser shall promptly forward to Seller any amounts received by Purchaser or its Affiliates in respect of the accounts and notes receivable relating to Snorkel and Seller's former skid steer loader product line within 180 days after the Closing Date; provided, that neither Purchaser nor any of Purchaser's Affiliates shall have any liability or obligation to undertake any collection activity of such accounts and notes receivable on Seller's behalf.

         13.10. TFC Matters. Purchaser and Purchaser's Affiliates shall be prohibited from selling any Products other than spare parts to any debtor to TFC who is and remains in payment default not disputed by the debtor in good faith for more than thirty (30) calendar days after notice is delivered by TFC to such debtor and to Purchaser with respect to any and all amounts due to TFC pursuant to financing provided by TFC to said debtor related to the prior sale of Seller's or Snorkel's product. The prohibition contained in the preceding sentence shall be effective only after Purchaser has received actual notice of such debtor's continued delinquency following such thirty (30) calendar day period.

         13.11. Delivery of Financial Statements. Promptly following the Closing, Seller shall furnish, or shall cause Ernst & Young LLP (or another "Big Four" accounting firm selected by mutual agreement of Seller and Purchaser) to furnish, to JLG, at JLG's expense, (a) an audited consolidated balance sheet and audited statements of net income and cash flow of the Business as of and for the period ended December 28, 2002, in each case prepared in accordance with GAAP,
(b) such quarterly unaudited consolidated balance sheets and unaudited statements of net income and cash flow of the Business as JLG may reasonably request, in each case prepared in accordance with GAAP (subject to year-end adjustments and excluding footnotes), and (c) such consents and approvals as JLG may reasonably request with respect to the foregoing in order to enable JLG to include such financial statements in any filings made pursuant to applicable Laws. Seller shall provide the information that Ernst & Young LLP (or such other "Big Four" accounting firm) advises is required by JLG, and Seller shall have no liability to JLG for any Loss incurred by JLG from any Claim made by or against JLG arising from any use by JLG of financial statements provided pursuant to this Section 13.11.

                                   ARTICLE XIV
                                     NOTICES

                  All notices, consents, approvals or other notifications required of the parties under this Agreement shall be in writing and shall be deemed properly served if delivered personally or sent by registered or certified mail (return receipt requested), facsimile or nationally-recognized courier or overnight delivery service addressed to such other party at the address set forth below, or at such other address as may hereafter be designated by either party in writing, and shall be deemed delivered (i) five business days after being sent by mail or (ii) when actually delivered if sent by facsimile, courier or overnight delivery service (or the next business day if delivered after regular business hours or on a Saturday, Sunday or holiday).

                           (a)      If to Seller or Guarantor:
                                    c/o Textron Inc.
                                    40 Westminster Street
                                    Providence, Rhode Island 02903
                                    Attention:  Executive Vice President and
                                                General Counsel
                                    Facsimile:  (401) 457-3666

                           (b)      If to Purchaser or JLG:
                                    c/o JLG Industries, Inc.
                                    13224 Fountainhead Plaza
                                    Hagerstown, Maryland  21742-2678
                                    Attention: Senior Vice President and General
                                               Counsel
                                    Facsimile: (240) 313-1807

                                    with a copy, which shall not constitute
                                    notice, to:

                                    Covington & Burling
                                    1201 Pennsylvania Avenue, NW
                                    Washington, DC 20004
                                    Attention:  W. Andrew Jack, Esq.
                                    Facsimile:  (202) 662-6291

                                   ARTICLE XV
                                   COOPERATION

         15.1. Cooperation by Purchaser: In the event Seller is required to defend against, or desires to prosecute, any action, suit or proceeding arising out of a claim pertaining to the business or operations of the Business prior to the Closing Date, Purchaser shall provide such assistance and cooperation, including, without limitation, witnesses and documentary or other evidence as may reasonably be requested by Seller in connection with its defense. Seller shall reimburse Purchaser for its reasonable out-of-pocket expenses incurred in providing such assistance and cooperation.

         15.2. Cooperation by Seller: In the event Purchaser is required to defend against, or desires to prosecute, any action, suit or proceeding arising out of a claim pertaining to a liability assumed or asset acquired by Purchaser pursuant to this Agreement relating to the business or operations of the Business, Seller shall provide such assistance and cooperation, including without limitation, witnesses and documentary or other evidence, as may reasonably be requested by Purchaser in connection with its defense. Purchaser shall reimburse Seller for its reasonable out-of-pocket expenses incurred in providing such assistance.

         15.3. Cooperation on Tax, Accounting and Other Matters:

                  (a) Purchaser and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to the Business as is reasonably necessary for the filing of any Return, for the making of any election relating to Taxes, for the preparation for any audit, for the prosecution or defense of any claim relating to Taxes, for year-end accounting requirements, for any reports or documents to be filed with any regulatory agency or for any other reasonable purpose.

                  (b) Purchaser and Seller agree to retain or cause to be retained all books and records attributable to the Business (including the Returns, documents and records relating to the assets and properties of both) until thirty (30) days after the applicable statute of limitations under applicable Law (giving effect to any and all properly claimed and valid extensions or waivers) has expired, and to abide by or cause the compliance with all record retention agreements entered into with any governmental or taxing authority. Purchaser and Seller agree to give each other reasonable written notice prior to transferring, destroying or discarding such books and records and, if the other party so requests, the Purchaser or Seller, as the case may be, shall allow the other, at its own cost and expense, the opportunity to remove and take possession of such books and records.

                  (c) Purchaser and Seller shall cooperate with each other in the conduct of any audit or other proceedings involving the Business for any Tax.

                  (d) Seller will reimburse Purchaser for all out-of-pocket-costs which the Purchaser may reasonably incur pursuant to this
Section 15.3 in assisting Seller and Purchaser will reimburse Seller for all out-of-pocket-costs which the Seller may reasonably incur pursuant to this
Section 15.3 in assisting Purchaser.

                                   ARTICLE XVI
                                 INDEMNIFICATION

         16.1. Indemnification by Seller: Except as otherwise provided in this Agreement, Seller shall defend, indemnify and hold harmless Purchaser and its directors, shareholders, officers, employees, agents, consultants, representatives, Affiliates, successors and assigns (each, a "Purchaser Indemnified Party") from and against any and all Losses which any of them may incur arising out of or in connection with:

                  (a) any misrepresentation or breach of any representation or warranty of Seller contained in this Agreement or any certificate, instrument or other document delivered by Seller hereunder or thereunder or in connection with the consummation of the transactions contemplated hereby and thereby;

                  (b) the non-fulfillment of any covenant or agreement made by Seller in this Agreement;

                  (c) the failure of Seller to comply with any Laws applicable to the transactions contemplated by this Agreement;

                  (d) the Retained Liabilities; and

                  (e) any liability arising from, related to or connected with any Environmental Law or Restoration Covenant and relating to or arising from or in connection with (A) the ownership, lease, use or operation by Seller (or any previous owner or operator) of the Real Property or Purchased Assets, (B) any Hazardous Substance at, on or under any Real Property on or before the Closing Date or at, on or under any other property owned, operated, used or leased by Seller in connection with the Business, and (C) any Contamination existing and caused by or allegedly caused by any Hazardous Substance migrated from, generated at, or transferred, disposed, released or transported at or from the Real Property, or any other property owned, leased, used or operated by Seller in connection with the Business, or otherwise caused or contributed to by Seller regardless, in each case, whether Seller knew or had reason to know of the events, conditions or circumstances causing or allegedly causing such liability ("Pre-Closing Environmental Liability") provided, however, that Seller shall have no obligation under this section 16.1(e) to indemnify Purchaser for Contamination that Seller demonstrates was caused after the closing date by Purchaser or its agent.

         16.2. Indemnification by Purchaser: Purchaser shall indemnify and hold harmless Seller and its directors, shareholders, officers, employees, agents, consultants, representatives, Affiliates, successors and assigns (each, a "Seller Indemnified Party") from and against any and all Losses which any of them may incur arising out of or in connection with:

                  (a) any misrepresentation or breach of any representation or warranty of Purchaser contained in this Agreement or any certificate, instrument or other document delivered by Purchaser hereunder or thereunder or in connection with the consummation of the transactions contemplated hereby and thereby;

                  (b) the non-fulfillment of any covenant or agreement made by Purchaser in this Agreement;

                  (c) the failure of Purchaser to comply with any Laws applicable to the transactions contemplated by this Agreement; and

                  (d) the Assumed Liabilities.

         16.3. Environmental Procedures.

                  (a) With respect to any Environmental Response Actions at or in connection with any Real Property for which Seller is required under this
Article XVI to indemnify, Seller shall retain control of any activities related to investigative or remedial actions that are Seller's responsibility under this Agreement including, without limitation, reporting to Government Entities, retention of any environmental consultants, and selection of the method of investigation and remediation so long as Seller's actions are in compliance with applicable Environmental Laws and provided that Seller takes reasonable measures so as to limit the impact of its activities on the operation of the Business and not unreasonably interfere with the operation of the Business, and provided, further, that Purchaser may refuse access for activities that would require the shutdown of the Business. Purchaser shall cooperate with Seller and support Seller's efforts by:

                           (i) providing Seller (and its agents and contractors)
                  with reasonable access, including use of utilities, to the Real Property to conduct investigative and remedial activities, including the installation and maintenance of equipment;

                           (ii) coordinating with Seller any redevelopment or
                  alteration that may impact any equipment installed by Seller in connection with an Environmental Response Action so as to mitigate any impact on the Seller's activities and by otherwise not intentionally taking any action that would exacerbate environmental conditions at the Real Property, provided that Seller takes reasonable measures so as to limit the impact of its activities on the operation of the Business and Seller will not unreasonably interfere with the operation of the Business and that Purchaser may refuse access for activities that would require the shutdown of the Business; and

                           (iii) providing Seller with any relevant records or
                  documents requested by the Seller.

                  (b) Seller's indemnity obligations under this section shall extend only to Environmental Response Actions to the extent required to comply with the conditions of the Lease (in accordance with the terms of such Lease as of the Closing Date), with Environmental Laws, with the requirements of state and federal regulatory agencies, or with the requirements of any judicial or administrative order or any settlement agreement to which Seller or Sellers affiliate is a party or that has been approved by Seller or Sellers affiliate, such approval not to be unreasonably withheld; provided, however, that Purchaser agrees that it will not seek the application of non-commercial or industrial remediation standards to any such Environmental Response Action.

                  (c) Purchaser agrees that it will not precipitate the commencement of a claim for which indemnification is required under this Article by conducting excavation or soil or groundwater sampling, but nothing herein shall preclude Purchaser from conducting excavation as it determines in its reasonable discretion is needed for the conduct of the Business or to comply with applicable Law; provided that such excavation shall be done in accordance with the applicable Lease and Purchaser shall use its best reasonable efforts to minimize the extent of the excavation.

                  (d) Notwithstanding any other provision of the Agreement, Seller shall have no responsibility (i) to perform, nor financial liability in connection with, the first one hundred thousand dollars ($100,000) in Environmental Response Actions at any individual Real Property that would otherwise be the obligation of the Seller hereunder, and such work shall be performed by Purchaser and such costs shall be borne by or on behalf of Purchaser; (ii) to indemnify

Purchaser with respect to a Pre-Closing Environmental Liability affecting or arising from an individual Leased Real Property initially raised in a Notice of Claim delivered after the first anniversary of the termination of such Lease,
(iii) to indemnify Purchaser for any Loss solely attributable to diminution in market value of Purchaser's leasehold interest in such Real Property, or (iv) to indemnify Purchaser to the extent that the Contamination giving rise to the liability was caused by Purchaser, or an agent or Affiliate of Purchaser. With respect to Environmental Response Actions that are controlled by Purchaser hereunder Purchaser shall consult with Seller prior to committing to or implementing such Environmental Response Actions and shall reasonably consider Seller's comments in connection therewith. With respect to Environmental Response Actions that are controlled by Seller hereunder Seller shall provide Purchaser reports concerning the progress of such Environmental Response Actions upon Purchaser's reasonable request.

                  (e) Seller's indemnification obligations in respect of Pre-Closing Environmental Liabilities under this Article shall be enforceable by a transferee of Purchaser's interest in any Real Property only to the extent that such transferee adheres in all respects to the terms of this Section 16.3.

                  (f) The provisions under this Article shall be Purchaser's exclusive remedy against Seller under this Agreement with regard to Environmental Response Actions during the periods prescribed in Section 16.3
(d).

                  (g) The obligations of Seller under this Article XVI are conditioned upon Purchaser's substantial compliance with Sections 16.3(a)(ii), 16.3(b), and 16.3(c). In addition to any other remedies available to Seller, Purchaser shall be liable to Seller for any incremental cost to Seller due to Purchaser's failure to comply with any other provision of this Section 16.3.

                  (h) Except as specifically provided for in this Section 16.3, nothing in this Section 16.3 shall diminish or otherwise limit Seller's obligations with respect to Pre-Closing Environmental Liability.

         16.4. Indemnification Procedure:

         (a) Any party seeking indemnification hereunder (the "Indemnitee") shall notify the parties liable for such indemnification (each an "Indemnitor") in writing of any event, omission or occurrence which the Indemnitee has determined has given or could give rise to Losses which are indemnifiable hereunder (such written notice being hereinafter referred to as a "Notice of Claim"). Such notice shall be given promptly after the Indemnitee becomes aware of its own claim or that of a third party; provided, that the failure of any Indemnitee to give notice as provided in this Section 16.4 shall not relieve the Indemnitor of its obligations under this Article XVI unless such failure shall materially prejudice the defense of any such Loss. A Notice of Claim shall specify in reasonable detail the nature and any particulars of the event, omission or occurrence giving rise to a right of indemnification. The Indemnitor shall satisfy its obligations hereunder, as the case may be, within 30 calendar days of its receipt of a Notice of Claim; provided, however, that so long as the Indemnitor is in good faith defending a claim pursuant to Section 16.4(b) below, its obligation to indemnify the Indemnitee with respect thereto shall be suspended.

         (b) With respect to any third party claim, demand, suit, action or proceeding which is the subject of a Notice of Claim, the Indemnitor shall, in good faith and at its own expense, defend, contest or otherwise protect against any such claim, demand, suit, action or proceeding with legal counsel of its own selection. The Indemnitee shall have the right, but not the obligation, to participate, at its own expense, in the defense thereof through counsel of its own choice and shall have the right, but not the obligation, to assert any and all cross claims or counterclaims it may have; provided, that if in the reasonable opinion of counsel for such Indemnitee there is a reasonable likelihood of a conflict of interest between the Indemnitor and the Indemnitee, the Indemnitor shall be responsible for the reasonable fees and expenses of one counsel to such Indemnitee in connection with such defense. So long as the Indemnitor is defending in good faith any such third party claim, demand, suit, action or proceeding, the Indemnitee shall at all times cooperate, at its own expense, in all reasonable ways with, make its relevant files and records available for inspection and copying by, and make its employees available or otherwise render reasonable assistance to, the Indemnitor. In the event that the Indemnitor fails to timely defend, contest or otherwise protect against any such third party claim, demand, suit, action or proceeding, the Indemnitee shall have the right, but not the obligation, to defend, contest, assert cross claims or counterclaims, or otherwise protect against, the same and may make any compromise or settlement thereof and be entitled to all amounts paid as a result of such third party claim, demand, suit or action or any compromise or settlement thereof. The Indemnitor shall not, except with the consent of the Indemnitee, enter into any settlement that does not include as an unconditional term thereof the giving by the Person or Persons asserting such claim to all Indemnitees of an unconditional release from all liability with respect to such claim or consent to entry of a judgment.

         16.5. Calculation of Losses. The term "Losses" as used in this Article XVI is not limited to matters asserted by third parties, but includes Losses incurred or sustained by an Indemnitee in the absence of any third party claims. The amount of any Losses shall be calculated (a) net of insurance proceeds paid with respect thereto or any indemnification or contribution received from and third person and (b) after the effect of any net Tax benefits actually realized in connection with such Losses. The amount of any Losses shall be increased to take account of any net Tax costs incurred by the Indemnitee arising from the receipt of any payment hereunder (grossed up for such increase). The Indemnitee expressly agrees to promptly notify the applicable insurance carrier of any such claim or loss and tender defense thereof to such carrier, and shall also promptly notify any potential third party indemnitor or contributor which may be liable for any portion of such losses or claims. The Indemnitee agrees to pursue, at the cost and expense of the Indemnitor, such claims diligently and to reasonably cooperate, at the costs and expense of the Indemnitor, with each applicable insurance carrier and third party indemnitor or contributor. The Indemnitee shall use all commercially reasonable efforts to seek recoveries under insurance policies and shall reimburse the Indemnitor for any Losses indemnified by it which are subsequently recovered by the Indemnitee under any such insurance. For purposes of this Agreement, an Indemnified Party shall be deemed to have actually realized a net Tax benefit or incurred a net Tax cost to the extent that, and at such time as, the amount of Taxes payable by such Indemnitee is reduced below or increased above, as the case may be, the amount of Taxes that such Indemnitee would be required to pay but for the accrual or receipt of, the suffering or incurrence of, or payment of such Losses, each as the case may be.

         16.6. Indemnity Payments. Any payment of Losses hereunder shall be treated as an adjustment to Purchase Price. Any payment by Seller hereunder shall first be made by reducing the outstanding principal, interest, and penalties (if any) due pursuant to the Promissory Note.

         16.7. Closing Statement Claims Not Losses: Notwithstanding the foregoing, neither Purchaser nor Seller shall have any obligation pursuant to this Article XVI to defend, indemnify or hold harmless any Purchaser Indemnified Party or Seller Indemnified Party, as applicable, from or against any Losses that any of them may incur that also constitute Closing Statement Claims, and neither party shall have any obligations to the other with respect to any Closing Statement Claim other than pursuant to Article IV hereof.

         16.8. Expiration. Except as otherwise provided in Section 16.3, Seller's indemnification and reimbursement obligations arising out of this
Article XVI shall expire sixty (60) days after the expiration of the applicable statute of limitations, or upon the expiration of the applicable representation or warranty in the case of an alleged breach thereof not asserted prior to such expiration.

                                  ARTICLE XVII
           TEXTRON AND JLG REPRESENTATIONS AND WARRANTIES; GUARANTIES

         17.1. Representations and Warranties of Guarantor. Guarantor represents and warrants to Purchaser as of the date hereof and again as of the Closing Date as follows:

                  (a) Organization and Authority: Guarantor is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and Guarantor has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, to execute and deliver this Agreement and to perform the obligations to be performed by it hereunder, and to consummate the transactions contemplated hereby. Guarantor is duly qualified to do business as a foreign corporation and is in good standing, in all jurisdictions in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except for any non-qualification which does not have a material adverse effect on its business or operations.

                  (b) Corporate Action; No Conflict; Consent and Approval:

                           (i) The execution and delivery by Guarantor of this
                  Agreement and Guarantor's performance of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Guarantor. This Agreement has been duly and validly executed and delivered by Guarantor and is the valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally and by the application of principles of equity by an applicable court. Except as set forth in Schedule 17.1(b)(i), neither the execution, delivery or performance by Guarantor of this Agreement, nor the consummation by Guarantor of the transactions contemplated hereby, nor compliance by Guarantor with any provision hereof will (i) conflict with or result in a breach of any provision of the charter or by-Laws of Guarantor,

                  (ii) violate any provision of Law, statute, rule or regulation, (iii) violate any order, writ, injunction, permit, judgment or decree of any court or other governmental or regulatory authority applicable to the Guarantor, or (iv) conflict with, result in a default or give rise to any right of termination, cancellation or acceleration under any of the provisions of any note, bond, lease, mortgage, indenture, license, franchise, permit, agreement or other instrument or obligation to which Guarantor is a party, or by which Guarantor may be bound or affected.

                           (ii) Except as set forth in Schedule 17.1(b)(ii), no
                  filing with or notice to and no permit, authorization, consent or approval of any, court or tribunal, or administrative, governmental or regulatory body, agency or authority is necessary for the execution and delivery by Guarantor of this Agreement or the consummation by Guarantor of the transactions contemplated hereby. Except as set forth in Schedule 17.1(b)(ii), no consent or approval by, or any notification of or filing with any Person is required in connection with the execution, delivery, and performance by Guarantor of this Agreement or the consummation of the transactions contemplated hereby.

         17.2. Textron Guaranty.

                  (a) Guarantor hereby irrevocably, absolutely and unconditionally guarantees the full and punctual payment of any amount or amounts due and payable by, and the performance of any and all obligations by, Seller under this Agreement, including without limitation Article XVI hereof. Upon any failure by Seller to pay punctually any such amount or perform any such obligation, Guarantor shall forthwith on demand of Purchaser pay the amount not so paid or perform the obligation not to performed; provided however that any and all defenses as counterclaims available to Seller shall also be available to Guarantor.

                  (b) The obligations of Guarantor under this Agreement shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                           (i) any extension, renewal, settlement, compromise,
                  waiver or release in respect of any obligation of Seller, by operation of Law or otherwise, unless and to the extent Purchaser consents to any such extension, renewal, settlement, compromise, waiver or release;

                           (ii) any modification or amendment of or supplement
                  to this Agreement or any document entered into in connection herewith;

                           (iii) any change in the corporate existence,
                  structure or ownership of Seller, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Seller or its assets or any resulting release or discharge of any obligation of Seller;

                           (iv) the existence of any claim, set-off or other
                  right which Guarantor may have at any time against Seller; provided, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                           (v) any invalidity or unenforceability of this
                  Agreement or any document entered into in connection herewith relating to or against Seller for any reason, or any provision of any legal requirement purporting to prohibit the performance by Seller of its obligations under this Agreement or such other document; or

                           (vi) any other act or omission to act or delay of any
                  kind by Seller, Purchaser or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of Guarantor's obligations hereunder.

                  (c) If at any time any payment made by or on behalf of Seller with respect to any obligation under this Agreement, including without limitation Article XVI hereof, is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Seller or otherwise, Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

                  (d) Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not expressly provided for herein, as well as any requirement that at any time any action be taken by Purchaser or any other Person against Seller or any other Person.

                  (e) Upon making any payment hereunder with respect to Seller, Guarantor shall be subrogated to the rights of the payee against Seller with respect to such payment.

         17.3. Representations and Warranties of JLG. JLG represents and warrants to Seller as of the date hereof and again as of the Closing Date as follows:

                  (a) Organization and Authority: JLG is a corporation duly organized, validly existing and in good standing under the Laws of the Commonwealth of Pennsylvania, and JLG has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, to execute and deliver this Agreement and to perform the obligations to be performed by it hereunder, and to consummate the transactions contemplated hereby. JLG is duly qualified to do business as a foreign corporation and is in good standing, in all jurisdictions in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except for any non-qualification which does not have a material adverse effect on its business or operations.

                  (b) Corporate Action; No Conflict; Consent and Approval:

                           (i) The execution and delivery by JLG of this
                  Agreement and JLG's performance of the transactions contemplated hereby have been duly authorized by all requisite corporate action of JLG. This Agreement has been duly and validly executed and delivered by JLG and is the valid and binding obligation of JLG, enforceable against JLG in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally, and by the application of principles of equity by an applicable court. Except as set forth in Schedule 17.3(b)(i), neither the execution, delivery or performance by JLG of this Agreement, nor the consummation by JLG of the transactions contemplated hereby, nor compliance by JLG with any provision hereof will (i) conflict with or result in a breach of any provision of the charter or by-Laws of JLG, (ii) violate any provision of Law, statute, rule or regulation,
                  (iii) violate any order, writ, injunction, permit, judgment or decree of any court or other governmental or regulatory authority applicable to the JLG, or (iv) conflict with, result in a default or give rise to any right of termination, cancellation or acceleration under any of the provisions of any note, bond, lease, mortgage, indenture, license, franchise, permit, agreement or other instrument or obligation to which JLG is a party, or by which JLG may be bound or affected.

                           (ii) Except as set forth in Schedule 17.3(b)(ii), no
                  filing with or notice to and no permit, authorization, consent or approval of any, court or tribunal, or administrative, governmental or regulatory body, agency or authority is necessary for the execution and delivery by JLG of this Agreement or the consummation by JLG of the transactions contemplated hereby. Except as set forth in Schedule 17.3(b)(ii), no consent or approval by, or any notification of or filing with any Person is required in connection with the execution, delivery, and performance by JLG of this Agreement or the consummation of the transactions contemplated hereby.

         17.4. JLG Guaranty.

                  (a) JLG hereby irrevocably, absolutely and unconditionally guarantees the full and punctual payment of any amount or amounts due and payable by Purchaser pursuant to this Agreement, the Port Washington Lease, or the Promissory Note. Upon any failure by Purchaser to pay punctually any such amount to Seller, JLG shall forthwith on demand of Seller pay the amount not so paid; provided however that any and all defenses as counterclaims available to Purchaser shall also be available to JLG.

                  (b) The obligations of JLG under this Agreement shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                           (i) any extension, renewal, settlement, compromise,
                  waiver or release in respect of any obligation of Purchaser, by operation of Law or otherwise, unless and to the extent Seller consents to any such extension, renewal, settlement, compromise, waiver or release;

                           (ii) any modification or amendment of or supplement
                  to this Agreement or any document entered into in connection herewith;

                           (iii) any change in the corporate existence,
                  structure or ownership of Purchaser, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Purchaser or its assets or any resulting release or discharge of any obligation of Purchaser;

                           (iv) the existence of any claim, set-off or other
                  right which JLG may have at any time against Seller; provided, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim.

                           (v) any invalidity or unenforceability of this
                  Agreement or any document entered into in connection herewith relating to or against Purchaser for any reason, or any provision of any legal requirement purporting to prohibit the performance by Purchaser of its obligations under this Agreement or such other document; or

                           (vi) any other act or omission to act or delay of any
                  kind by Purchaser, Seller or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of JLG's obligations hereunder.

                  (c) If at any time any payment made by or on behalf of Purchaser with respect to any obligation to Seller under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Purchaser or otherwise, JLG's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

                  (d) JLG irrevocably waives acceptance hereof, presentment, demand, protest and any notice not expressly provided for herein, as well as any requirement that at any time any action be taken by Seller or any other Person against Purchaser or any other Person.

                  (e) Upon making any payment hereunder with respect to Purchaser, JLG shall be subrogated to the rights of the payee against Purchaser with respect to such payment.

                                  ARTICLE XVIII
                                   TERMINATION

         18.1. Termination. This Agreement shall terminate on the earlier to occur of any of the following events:

                  (a) the mutual written agreement of Purchaser and Seller;

                  (b) by Notice of Termination of Seller, if the Closing shall not have occurred prior to the close of business on the one hundred and twentieth (120th) calendar day after the date hereof (other than as a result of the failure on the part of the party seeking to terminate this Agreement to comply with or perform its covenants, agreements and obligations under this Agreement);

                  (c) by Notice of Termination of Purchaser, if the Closing shall not have occurred prior to the close of business on the one hundred and eightieth (180th) calendar day after the date hereof (other than as a result of the failure on the part of the party seeking to terminate this Agreement to comply with or perform its covenants, agreements and obligations under this Agreement);

                  (d) by Notice of Termination of Purchaser to Seller, if Seller shall have materially breached any of its representations, warranties, covenants, agreements or obligations hereunder and such breach shall not have been cured within twenty (20) days following Seller's receipt of notice thereof; or

                  (e) by Notice of Termination of Seller to Purchaser, if Purchaser shall have materially breached any of its representations, warranties, covenants, agreements or obligations hereunder and such breach shall not have been cured within twenty (20) days following Purchaser's receipt of notice thereof.

         18.2. Procedure and Effect of Termination.

                  (a) Notice of Termination. Any termination by either party shall be communicated by a written notice to the other party (the "Notice of Termination"). The Notice of Termination shall indicate the termination provision in this Agreement claimed to provide a basis for termination of this Agreement. Termination of this Agreement pursuant to the terms and subject to the conditions of Section 18.1 shall be effective upon and as of the date of delivery of a Notice of Termination.

                  (b) Certain Effects of Termination. Nothing in this Article shall relieve either party of any liability for a breach of this Agreement prior to the termination hereof. Except as provided in the foregoing sentence, (A) upon the termination of this Agreement, all rights and obligations of the parties under this Agreement shall terminate, except their respective obligations under Article XVII, this Section 18.2(b), and Sections 19.2, 19.5, 19.6, and 19.10, which shall survive the termination of this Agreement except as specifically provided in such sections, and (B) neither of the parties hereto nor any of their respective partners, directors, officers, shareholders, employers, agents or Affiliates (each, a "Related Party") shall have any liability or further obligation to the other party or any of their respective Related Parties pursuant to this Agreement with respect to which termination has occurred, except in respect of the rights and obligations identified in clause
(A) above, which shall survive as provided in this Section 18.2(b).

                                   ARTICLE XIX
                                  MISCELLANEOUS

         19.1. Bulk Sales Act: Purchaser waives compliance by Seller with any bulk sales Law which may be applicable to the transactions contemplated by this Agreement; provided, however that Seller agrees to indemnify Purchaser and hold it harmless from any loss, damage, liability, and expenses (including reasonable legal fees) resulting from such noncompliance.

         19.2. Expenses: Except as otherwise provided for in this Agreement, each of the parties hereto shall pay its own expenses in connection with the negotiation and preparation of this Agreement and the Related Documents.

         19.3. Binding Agreement: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither party shall assign this Agreement without the prior written consent of the other party hereto, and in no event will any assignment relieve the assigning party of its obligations hereunder.

Notwithstanding the foregoing, or any other provision in this Agreement, Purchaser may assign any or all of its rights hereunder to any Affiliate, and Seller's indemnity obligations and Guarantor's obligations hereunder are transferable to a subsequent purchaser, assignee, or successor in interest to any of the Purchased Assets upon notice to Seller, without the consent of Seller.

         19.4. Entire Agreement: This Agreement (including the Exhibits and Schedules hereto) together with that certain Confidentiality Agreement among the parties hereto, dated February 12, 2003 and countersigned on February 18, 2003,
(a) constitutes the entire agreement between the parties hereto with respect to the purchase and sale of the Purchased Assets and the other transactions contemplated hereby, (b) supersedes all prior negotiations and oral or written understandings, if any, and (c) may not be amended or supplemented except by an instrument in writing signed by both parties hereto. Neither party makes any representation or warranty except as provided herein.

         19.5. Governing Law: This Agreement shall be governed by and construed in accordance with the substantive Laws of the State of Delaware.

         19.6. No Rights of Third Parties: Nothing in this Agreement is intended to confer any right on any Person other than the parties to it and their respective successors and assigns; nor is anything in this Agreement intended to modify or discharge the obligation or liability of any third Person to any party to this Agreement, nor shall any provision give any third Person any right of subrogation or action over against any party to this Agreement.

         19.7. Counterparts: This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         19.8. Headings; Table of Contents: The headings of the sections of this Agreement and the table of contents at the forepart of this Agreement are inserted for convenience only and shall not constitute a part hereof nor affect the rights of the parties hereto.

         19.9. Meaning of "Knowledge of Seller": For purposes of this Agreement the phrases "to the Knowledge of Seller" and "to Seller's knowledge" shall mean, and be limited to, the actual knowledge of any of Jack Curran, Jon Carlson, Randy Beaty, Larry Skaff, Jim Wisnoski, Tom Rice, Diane Galarneau, Mary Anne Velnetske, and Michelle Larson.

         19.10. Survival: The representations and warranties made by Seller in this Agreement or in any Related Document shall survive for a period ending on the first anniversary of the Closing Date.

         19.11. Limitation of Liability: Purchaser acknowledges that, except as specifically set forth in this Agreement or any Related Document, the Purchased Assets are being sold in an AS-IS, WHERE-IS condition and that except as specifically set forth in this Agreement or any Related Document, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, QUALITY OR MERCHANTABILITY, WITH RESPECT TO THE PURCHASED ASSETS. Neither Purchaser nor Seller shall make a claim against the other party for Losses resulting from the untruth or breach of the representations and warranties set forth in Articles VIII and IX of this Agreement or for incidental and consequential damages unless the aggregate Losses of such party exceed Two Hundred Fifty Thousand United States Dollars (U.S. $250,000.00) (in which case such party shall be entitled to the full amount of such losses, liability, damages or expenses), nor shall Purchaser or Seller make any claim for Losses resulting from the untruth or breach of the representations and warranties set forth in Articles VIII and IX of this Agreement which individually does not exceed Twenty Five Thousand United States Dollars (U.S. $25,000.00). In no event shall Seller's or Purchaser's liability to the other party for Losses resulting from the untruth or breach of the representations and warranties set forth in Articles VIII and IX of this Agreement or for consequential and incidental damages exceed Seven Million Five Hundred Thousand United States Dollars (U.S. $7,500,000.00) in the aggregate. In addition, Seller shall have no liability to Purchaser for any loss or damages solely attributable to diminution in market value of Purchaser's interest in Real Property arising from any Pre-Closing Environmental Liability.

         19.12. Disclosure: Notwithstanding that certain Confidentiality Agreement among the parties hereto, dated February 12, 2003 and countersigned on February 18, 2003, or anything herein to the contrary, Seller or Purchaser may disclose the Tax treatment and Tax structure of the transactions contemplated by this Agreement to any Person, provided that such disclosure would not violate applicable U.S. federal or state securities Laws. The preceding sentence is intended to cause the transactions contemplated by this Agreement not to be treated as having been subject to conditions of confidentiality for purposes of
Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Code, and the exception to the confidentiality obligations set forth herein shall be construed in such a manner limited to and consistent with such purpose.

         19.13. Oakes, North Dakota Industrial Revenue Development Bonds:

                  (a) Seller and Purchaser acknowledge that Seller's former affiliate, HBWP Inc. (formerly OmniQuip Textron Inc.) is the underlying obligor and Sublessee under those certain $4,515,000 City of Oakes, North Dakota Industrial Development Revenue Bonds (OmniQuip International, Inc. Project) Series 1999 (the "Bonds") relating to acquisition of equipment and construction of a 50,000 square foot addition to a certain manufacturing facility (such equipment, addition and facility being called the "Facility") leased by Oakes Enhancement, Inc., a North Dakota non-profit corporation ("Lessee") from the City of Oakes, North Dakota ("Issuer") pursuant to a Lease Agreement dated as of February 1, 1999 ("Lease"), which Bonds are issued and outstanding under that certain Indenture of Trust between the Issuer and NorWest Bank Minnesota, National Association ("Trustee") dated as of February 1, 1999 (the "Indenture"). The Lessee leased the Facility to HBWP Inc. pursuant to a Sublease Agreement dated as of February 1, 1999 and the Issuer and the Lessee assigned the Lease and rents and granted a mortgage and security interest in the Facility as security for the Bonds pursuant to an Assignment of Lease and Rents dated as of February 1, 1999 ("Assignment") and a Mortgage, Security Agreement and Fixture Financing Statement Short-Term Mortgage Redemption dated as of February 1, 1999 (the "Mortgage"). The Lease, Sublease, Indenture, Mortgage, Assignment and all other documents, instruments and agreements executed and delivered in connection therewith are called the "Bond Documents."

                  (b) Pursuant to an agreement between Textron Inc. and HBWP, Inc. intended to enable Seller the continued use of the Facility, Textron Inc. agreed to cause Seller to hold HBWP, Inc. harmless against any and all costs and liabilities associated with the Bond Documents so long as HBWP, Inc. remains the underlying obligor and sublessee. Seller and Purchaser acknowledge that the Bonds cannot be redeemed at this time, but that Seller shall vacate the Facility on the Closing Date and that Seller and Seller's Affiliates shall have no further liability under the Bonds or any of the other Bond Documents and no right, title or any interest in and to the Facility or any property located therein or used in connection therewith including without limitation any equipment acquired with the proceeds of the Bonds or any interest in and to any funds, deposits or any other benefits now or hereafter existing under or in connection with the Indenture or any other Bond Documents.

                  (c) Purchaser agrees that from and after the Closing, at the request of the Seller, Purchaser will take any and all other actions reasonably requested by Seller in order to effect the above referenced understandings in connection with the Bonds and the Bond Documents including without limitation assignment of any right, title or interest of HBWP, Inc. in the Bonds, Bond Documents, Facility and funds under the Indenture, termination or amendment of any Bond Documents, actions in connection with any contemplated redemption or defeasance of the Bonds and Purchaser will retain any and all documents, instruments or agreements and books and records relating to the Bonds and the transactions occurring in connection therewith at any time for a period of at least three years after the Closing Date and provide Seller and its employees and agents with access thereto during normal business hours and upon reasonable notice together with the rights to make and retain copies thereof.

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                           TRAK INTERNATIONAL, INC.


                                           BY /s/ John R. Curran
                                              ----------------------------
                                              Name: John R. Curran
                                              Title: Vice President

                                           TEXTRON INC.


                                           BY /s/ John R. Curran
                                              ----------------------------
                                              Name: John R. Curran
                                              Title: Vice President

                                           JLG Acquisition Corporation


                                           BY /s/ James H. Woodward, Jr.
                                              ----------------------------
                                              Name: James H. Woodward, Jr.
                                              Title: Vice President

                                           JLG INDUSTRIES, INC.


                                           BY /s/ James H. Woodward, Jr.
                                              ----------------------------
                                              Name: James H. Woodward, Jr.
                                              Title: Executive Vice President
                                                     and Chief Financial Officer

                            EXHIBIT A - DEFINED TERMS

                  Certain Definitions.  As used in this Agreement:

                  "Accounting Policies" has the meaning set forth in Section 8.3(a).

                  "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, the specified Person. For purposes of this definition, the term "control" as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management of that Person, whether through ownership of voting securities or otherwise.

                  "Applicable Rate" means 8 1/4%.

                  "Assigned Contracts" has the meaning set forth in Section 1.1(a)(vii).

                  "Assignment and Assumption Agreement" has the meaning set forth in Section 5.1(f).

                  "Assumed Liabilities" has the meaning set forth in Section
2.1.

                  "Business" has the meaning set forth in the Recitals.

                  "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than 90 days from the date of acquisition, (ii) time deposits and certificates of deposit of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, with maturities of not more than 90 days from the date of acquisition, (iii) commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investor Services, Inc. and in each case maturing within 90 days after the date of acquisition, and (iv) investments, classified in accordance with GAAP as current assets, in money market mutual funds (as defined by Rule 2a-7 of the Investment Company Act of 1940, as amended) registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and which have the highest credit rating by any two of Standard & Poor's Corporation, Moody's Investor Services, Inc., and Fitch Ratings Services.

                  "Claims" means any civil, criminal, administrative, arbitration or other claims, actions, suits, proceedings or investigations.

                  "Closing" has the meaning set forth in Section 5.1(a).

                  "Closing Date" has the meaning set forth in Section 5.1(a).

                  "Closing Payment" has the meaning set forth in Section 3.2.

                  "Closing Statement Claims" has the meaning set forth in
Section 4.2.

                  "Closing Statement of Net Assets Acquired" has the meaning set forth in Section 4.1.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Contamination" means the emission, discharge, release, or threatened emission, discharge or release of any Hazardous Substance at or into the environment (including, without limitation, land, subsoil, surface waters, groundwaters, and ambient air) and the effects of such emission, discharge, release, or threatened emission, discharge or release.

                  "Conveyance Instruments" has the meaning set forth in Section 5.1(c).

                  "Copyrights" means any copyright or any work , whether or not registered in the United Sates or elsewhere, that incorporates, is based upon, derived from or otherwise uses any Intellectual Property, including, but not limited to mechanical and electronic design drawings (including computer aided design files), specifications, software (including documentation and object and source code listing), processes, technical or engineering data, test procedures, schematics, writings, materials, products, artwork, packaging and advertising materials.

                  "DOL" has the meaning set forth in Section 8.9(f).

                  "Employees" means the employees of Seller employed in the Business.

                  "Encumbrance" means, collectively, all security interests, judgments, liens (other than for current Taxes not yet due and payable), pledges, escrows, Claims, mortgages and other encumbrances.

                  "Environmental Law" means any Law or common Law, whether now existing or hereafter enacted, relating to (i) pollution or protection of the environment, including natural resources, including without limitation any Law or common Law relating to the presence, use, production, manufacturing, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any Hazardous Substance, or relating to noise or radiation or to the discharge and treatment of stormwater or sanitary and industrial wastewater; (ii) health and safety, including exposure of employees or other persons to Hazardous Substances; (iii) protection of the public health or welfare from the effects of by-products, wastes, emissions, discharges or releases of any chemical or other substances from industrial or commercial activities; or (iv) regulation of the manufacture, use or introduction into commerce of chemical or other substances, including their manufacture, importation, exportation, formulation, labeling, distribution, transportation, handling, storage, treatment, recycling, removal and disposal, specifically including petroleum and petroleum derived products.

                  "Environmental Response Actions" shall mean the investigation, cleanup or remediation of Contamination, or other conditions not in compliance with Environmental Law, on or at any Real Property.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means, with respect to Seller, any entity considered part of Seller's controlled group or under common control with Seller under Sections 414(b) and (c), respectively, of the Code.

                  "ERISA Plans" means any "employee benefit plan" as defined in
Section 3(3) of ERISA, or any "multiemployer plan," as defined in Section 3(37) of ERISA.

                  "Estimated Payment" has the meaning set forth in Section 13.8.

                  "Excluded Assets" has the meaning set forth in Section 1.2.

                  "FAR" means United States Federal Acquisition Regulations.

                  "Firm" has the meaning set forth in Section 4.2.

                  "Former Employees" means any Person who was employed in the Business by Seller or an Affiliate of Seller and whose employment terminated on or before the Closing Date (whether by retirement or otherwise and including Employees on long-term disability as of the Closing Date).

                  "GAAP" means generally accepted accounting principles, consistently applied, as applied in the United States of America.

                  "Government Contracts" has the meaning set forth in Section 6.3(a).

                  "Governmental Entity" means any Federal, state, local or foreign government, legislature, governmental or administrative agency or commission, or any court or other tribunal of competent jurisdiction.

                  "Hazardous Substance" means, whether naturally occurring and whether alone or in combination, and whether solid, liquid or gaseous (1) any and all chemicals, pollutants, contaminants, wastes, polychlorinated biphenyls, asbestos, lead-based paint, crude oil and its derivatives, natural or synthetic gas, oil and gas exploration and production wastes, and pesticides, whether or not identified as a hazardous substance or hazardous waste under any Environmental Law, and (2) any and all of the foregoing and of any other materials or sources of pollution or contamination or terms of similar import
(i) which are identified, listed, regulated, potentially regulated, licensed, prohibited or controlled under any Environmental Law or (ii) the presence, existence or threat of which may form the basis for or give rise to liability under any Environmental Law, including any obligation to take remedial action.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Included Employees" has the meaning set forth in Section
12.2.

                  "Income Statement" has the meaning set forth in Section
8.3(a).

                  "Indemnitee" has the meaning set forth in Section 16.4(a).

                  "Indemnitor" has the meaning set forth in Section 16.4(a).

                  "Intellectual Property" shall mean all Know-How, Patents, Copyrights, Trademarks, trade secret rights, inventions and all other proprietary or Intellectual Property rights or forms of protection of a similar nature or having equivalent or similar effect to any of these rights.

                  "Interim Period" has the meaning set forth in Section 12.8.

                  "IRS" has the meaning set forth in Section 8.9(f).

                  "Know-How" shall mean all technical, scientific, and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulas, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, books, records, production data, publications, databases, reports, manuals, data, results and other material, in written, electronic, or any other form.

                  "Law" means any constitution, statute, code, regulation, rule, injunction, judgment, order, decree, ordinance, ruling, charge, formal or informal interpretation, or other restriction or requirement of any applicable Governmental Entity.

                  "Leased Real Property" has the meaning set forth in Section 1.1(a)(ii).

                  "Leases" has the meaning set forth in Section 1.1(a)(ii).

                  "Loss" means any Claims, liabilities, obligations, losses, costs, expenses, fees (including without limitation attorneys' fees), litigation, proceedings, fines, Taxes, levies, imposts, duties, deficiencies, assessments, charges, penalties, allegations, demands, damages, settlements and judgments of any kind or nature whatsoever.

                  "Note Payment" has the meaning set forth in Section 3.2.

                  "Notice of Claims" has the meaning set forth in Section
16.3(b).

                  "Notice of Termination" has the meaning set forth in Section 18.2(a).

                  "OmniQuip Savings Plan" has the meaning set forth in Section 1.1(a)(xv).

                  "Owned Real Property" has the meaning set forth in Section 1.2(m).

                  "Patents" shall mean all United States patents, patent applications, divisionals, continuations, reissues, renewals, registrations, confirmations, re-examinations, extensions, and the like, and any provisional applications, of any such patents or patent applications, and any foreign or international equivalent of any of the foregoing that cover or claim any invention.

                  "Permits" means all permits, approvals, franchises, concessions, licenses or other governmental authorizations of every character whatsoever that are used or held for use in or are necessary for the lawful ownership or operation of the Business or the Purchased Assets.

                  "Person" means any individual, group, corporation, partnership or other organization or entity, including any Governmental Entity.

                  "Plan" means any ERISA Plan, or any pension, retirement, savings, deferred compensation, or profit-sharing plan or any stock option, stock appreciation, stock purchase, performance share, bonus or other incentive plan, severance plan, health, group insurance, short or long-term disability, supplemental unemployment, fringe benefit, sick pay, vacation pay or other welfare plan, or other plan, program, agreement or policy applicable to Seller's employees and under which Seller has any current or future obligation or liability or under which any Employee or Former Employee (or any dependent, beneficiary or alternate payee of any Employee or Former Employee) of Seller has or may have any current or future right to benefits on account of employment with Seller.

                  "Port Washington Lease" shall mean the real property lease for the two parcels comprising the Owned Real Property.

                  "Post-Closing Tax Period" has the meaning set forth in Section 13.3(a).

                  "Post Transfer Obligations" has the meaning set forth in
Section 6.3(c).

                  "Power of Attorney" has the meaning set forth in Section
5.1(e).

                  "Pre-Closing Environmental Liability" has the meaning set forth in Section 16.1(e).

                  "Pre-Closing Tax Period" has the meaning set forth in Section 13.3(a).

                  "Products" means products, including parts or components, manufactured, sold or shipped by the Business.

                  "Promissory Note" means the unsecured, subordinated Promissory
Note in substantially the form of Exhibit C hereto.

                  "Property Taxes" has the meaning set forth in Section 13.3(b)(i).

                  "Purchase Price" has the meaning set forth in Section 3.1.

                  "Purchased Assets" has the meaning set forth in Section
1.1(a).

                  "Purchased Claims" has the meaning set forth in Section 1.1(a)(xi).

                  "Purchased Inventories" has the meaning set forth in Section 1.1(a)(iv).

                  "Purchased Receivables" has the meaning set forth in Section 1.1(a)(v).

                  "Purchased Records" has the meaning set forth in Section 1.1(a)(viii).

                  "Purchased Rights" has the meaning set forth in Section 1.1(a)(ix).

                  "Real Property" has the meaning set forth in Section
1.1(a)(ii).

                  "Reference Statement of Net Assets Acquired" has the meaning set forth in Section 8.3(a).

                  "Related Documents" means all agreements, instruments and documents to be delivered by Seller hereunder.

                  "Related Party" has the meaning set forth in Section 18.2(b).

                  "Restricted Business" has the meaning set forth in Section 13.1(a).

                  "Restoration Covenant" means any obligation under any Lease other than the Port Washington Lease to comply with any Environmental Law or to restore any Leased Real Property to a condition other than that existing on the Closing Date.

                  "Retained Liabilities" has the meaning set forth in Section
2.2.

                  "Retained Real Estate Interests" has the meaning set forth in
Section 1.2(i).

                  "Returns" (and individually, "Return") means returns, reports, information statements and other documentation (including any additional or supporting materials) filed, or required to be filed, in connection with the calculation, determination, assessment or collection of any Tax, including any amended returns.

                  "Snorkel" means Seller's former Snorkel product line and its business conducted in connection therewith.

                  "Straddle Period" has the meaning set forth in Section 13.3(b)(i).

                  "Taxes" (and individually, "Tax") means all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, real property tax, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority.

                  "TFC" means Textron Financial Corporation.

                  "Trademarks" shall include any word, name, symbol, color, designation or device or any combination thereof, including any United States registered or pending trademark, trade dress, service mark, service name, trade name, brand name, logo or business symbol and any foreign or international equivalent of any of the foregoing, and all goodwill associated therewith.

                  "Transfer Taxes" has the meaning set forth in Section 13.3(c).

                  "Transferee Entity" has the meaning set forth in Section
6.3(c).

                  "Transferred Employees" has the meaning set forth in Section 12.2.

                  "Union Savings Plan" has the meaning set forth in Section 1.1(a)(xv).